As filed with the Securities and Exchange Commission on August 22, 2023
Registration No. 333-271268

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

ON FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1000	98-1262185
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

Tel: (855) 264-6267

(Name, address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

13th Floor

New York, New York 10011

Tel: (800) 624-0909

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Christopher M. Kelly Andrew C. Thomas Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939	Bob Wooder Kyle Misewich Blake, Cassels & Graydon LLP 1133 Melville Street Suite 3500 Vancouver, British Columbia V6E 4E5

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 429(a) under the Securities Act and as further described below under the heading “Explanatory Note,” the prospectus contained in this Post-Effective Amendment No. 1 to Form S-3 on Form S-1, which constitutes a post-effective amendment to the registrant’s registration statement on Form S-3 (Registration No. 333-271268), will be used as a combined prospectus in connection with the registrant’s earlier registration statements on Form S-3 (Registration Nos. 333-270541, 333-271266 and 333-254511). Accordingly, upon effectiveness, this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 will also serve as a post-effective amendment to each such earlier registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

As detailed below, this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (this “Post-Effective Amendment No. 1”) constitutes a post-effective amendment to the following four registration statements (the “Initial Registration Statements”):

●	the registration statement on Form S-3 (Registration No. 333-271268) filed by NioCorp Developments Ltd. (“we,” “us,” “our,” “Niocorp” or the “Company”) with the Securities and Exchange Commission (“SEC”) on April 14, 2023 and declared effective by the SEC on May 9, 2023, which initially registered the offer and sale from time to time by the selling shareholders named in the prospectus forming a part thereof of up to an aggregate of 16,123,149 of the Company’s common shares, without par value (“Common Shares”), and up to an aggregate of 5,666,667 of the warrants issued in connection with the transactions contemplated by the Business Combination Agreement, dated as of September 25, 2022, among the Company, GX Acquisition Corp. II and Big Red Merger Sub Ltd. (the “NioCorp Assumed Warrants”), of which an aggregate of 83,770 Common Shares were previously sold by the selling shareholders named in that prospectus;

●	the registration statement on Form S-3 (Registration No. 333-271266) filed by the Company with the SEC on April 14, 2023 and declared effective by the SEC on May 9, 2023, which initially registered the issuance by the Company of up to an aggregate of 17,519,864 Common Shares that may be issued upon exercise of 15,666,626 NioCorp Assumed Warrants;

●	the registration statement on Form S-3 (Registration No. 333-270541) filed by the Company with the SEC on March 14, 2023, as amended by pre-effective Amendment No. 1 to Form S-3, filed with the SEC on April 12, 2023, and declared effective by the SEC on May 4, 2023, which initially registered the offer and sale from time to time by the selling shareholders named in the prospectus forming a part thereof of up to an aggregate of 10,495,370 Common Shares, of which an aggregate of 3,176,599 Common Shares were previously sold by the selling shareholders named in that prospectus or otherwise are no longer issuable upon conversion of the Company's outstanding convertible debentures; and

●	the registration statement on Form S-3 (Registration No. 333-254511) filed by the Company with the SEC on March 19, 2021 and declared effective by the SEC on April 1, 2021, which initially registered the offer and sale from time to time by the selling shareholders named in the prospectus forming a part thereof of up to an aggregate of 2,472,211 Common Shares, after giving effect to the reverse stock split at a ratio of 10-for-1 effectuated by the Company on March 17, 2023 (the “Reverse Stock Split”), of which an aggregate of 1,616,411 Common Shares, after giving effect to the Reverse Stock Split, were previously sold by the selling shareholders named in that prospectus or were issuable upon conversion of Common Share purchase warrants that were not exercised and have since expired.

Upon filing our Annual Report on Form 10-K for the year ended June 30, 2023, we will cease to be eligible to use Form S-3 to register the securities covered by the Initial Registration Statements due to the late filing of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023. Accordingly, we are filing this Post-Effective Amendment No. 1 (i) pursuant to Rule 429 under the Securities Act of 1933 to combine the prospectuses included in each of the Initial Registration Statements and (ii) to convert each of the Initial Registration Statements into a registration statement on Form S-1 (the “Registration Statement”). Such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of the Registration Statement in accordance with Section 8(c) of the Securities Act of 1933. All filing fees payable in connection with the registration of the securities covered by the Registration Statement were previously paid in connection with the original filings of the Initial Registration Statements.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 22, 2023

PROSPECTUS

NioCorp Developments Ltd.

17,519,864 Common Shares

24,213,950 Common Shares offered by the Selling Shareholders

5,666,667 Warrants offered by the Selling Shareholders

This prospectus relates to the issuance by us of up to an aggregate of 17,519,864 of our common shares, without par value (“Common Shares”), that may be issued upon exercise of 15,666,626 warrants issued in connection with the Transactions (as defined herein) (the “NioCorp Assumed Warrants”).

In addition, this prospectus relates to the offer and sale from time to time by the selling shareholders identified herein (collectively, the “Selling Shareholders”) of (i) up to an aggregate of 24,213,950 Common Shares and (ii) up to an aggregate of 5,666,667 NioCorp Assumed Warrants.

The Common Shares being offered by the Selling Shareholders under this prospectus consist of (a) up to 5,035,293 Common Shares issuable to a Selling Shareholder, YA II PN, Ltd. (“YA”), a fund managed by Yorkville Advisors Global, LP, upon conversion of up to $10.0 million aggregate principal amount outstanding of, plus accrued interest on, unsecured convertible debentures (the “Convertible Debentures”), which, together with the Financing Warrants (as defined below), were issued in the original aggregate principal amount of $16.0 million to YA on March 17, 2023, pursuant to a Securities Purchase Agreement, dated January 26, 2023 (as amended, the “Yorkville Convertible Debt Financing Agreement”), between us and YA, for total cash consideration of $15.36 million, (b) up to 1,789,267 Common Shares issuable to YA upon exercise of Common Share purchase warrants, exercisable for cash or, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying Common Shares, on a cashless basis, at the option of the holder, at a price per Common Share of approximately $8.9422, subject to adjustment to give effect to any stock dividend, stock split, reverse stock split or similar transaction, and expiring on the terms as described herein (the “Financing Warrants”), (c) up to 487,701 Common Shares issuable upon exercise of Common Share purchase warrants, each exercisable for one Common Share for cash at a price per Common Share of C$11.00, subject to adjustment for recapitalizations, stock splits, reverse stock splits and similar events, expiring June 30, 2024 (the “Private Placement Warrants”), which were issued to certain of the Selling Shareholders who participated as investors (the “Private Placement Investors”) in connection with the Company’s June 2022 non-brokered private placement (the “June 2022 Private Placement”) of units of the Company, comprised of one-tenth of one Common Share and one-tenth of one Private Placement Warrant (after giving effect to the Reverse Stock Split (as defined herein)) (the “Units”), for C$0.96 per Unit, (d) up to 6,510 Common Shares issuable upon exercise of Common Share purchase warrants, each exercisable for one Common Share for cash at a price per Common Share of C$11.00, subject to adjustment for recapitalizations, stock splits, reverse stock splits and similar events, expiring June 30, 2024 (the “Finder Warrants”), which were issued to certain of the Selling Shareholders, Research Capital Corporation and Red Cloud Mining Capital Inc. (together, the “Finders”), as part of a finder’s fee for services rendered in connection with the June 2022 Private Placement, (e) up to 4,565,808 Common Shares issuable upon exchange of shares of Class B common stock of Elk Creek Resources Corp. (formerly known as GXII), a Delaware corporation and our indirect, majority-owned subsidiary (“ECRC”), that are vested as of the date hereof (the “Vested Shares”), (f) up to 1,695,798 Common Shares issuable upon exchange of shares of Class B common stock of ECRC that will vest in connection with the Tranche I Earnout (as defined herein) (the “Tranche I Earnout Shares”), (g) up to 1,695,798 Common Shares issuable upon exchange of shares of Class B common stock of ECRC that will vest in connection with the Tranche II Earnout (as defined herein) (the “Tranche II Earnout Shares”), (h) up to 6,336,981 Common Shares

issuable upon exercise of the NioCorp Assumed Warrants being offered by certain of the Selling Shareholders under this prospectus, (i) 1,744,994 Common Shares that are issued and outstanding and were issued to certain of the Selling Shareholders who are executive officers of the Company at prices per share ranging from C$1.50 to C$7.50, and (j) up to 855,800 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$9.70, subject to adjustment for stock splits, reverse stock splits and similar events, expiring February 19, 2025 (the “Lind Warrants” and, collectively with the NioCorp Assumed Warrants, the Financing Warrants, the Private Placement Warrants and the Finder Warrants, the “Warrants”)), which were issued to Lind Global Asset Management III, LLC, an entity managed by The Lind Partners, a New York based asset management firm (“Lind III”), in connection with Lind III’s funding of $10.0 million under a convertible security (the “Lind Convertible Security”) issued to Lind III pursuant to a convertible security funding agreement, dated February 16, 2021 (as amended, the “Lind Agreement”), between NioCorp and Lind III.

Pursuant to the Business Combination Agreement, the Sponsor Support Agreement and the Exchange Agreement (each, as defined herein), after the Closing, the shares of Class B common stock of ECRC are exchangeable for Common Shares on a one-for-one basis, subject to certain equitable adjustments, under certain conditions. All of the shares of Class B common stock of ECRC were issued to GX Sponsor II LLC (the “Sponsor”) in respect of shares of Class B common stock of GXII that were originally issued to the Sponsor for $25,000 in the aggregate. In connection with the Closing, the Sponsor distributed all of the outstanding ECRC Class B Shares to its members for no additional consideration.

The NioCorp Assumed Warrants being offered by certain of the Selling Shareholders under this prospectus were issued to the Sponsor in respect of an equal number of GXII Warrants (as defined herein) that it acquired in a private placement that occurred simultaneously with the closing of the initial public offering of GXII at a purchase price of $1.50 per GXII Warrant. In connection with the Closing, the Sponsor distributed all of its NioCorp Assumed Warrants to its members for no additional consideration. Each NioCorp Assumed Warrant is exercisable for 1.11829212 Common Shares for cash or, as permitted in certain circumstances in accordance with their terms and the NioCorp Assumed Warrant Agreement (as defined herein), on a cashless basis at a price per 1.11829212 Common Shares of $11.50, and will expire five years after the Closing Date (as defined herein), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. If, upon exercise of the NioCorp Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the NioCorp Assumed Warrant holder.

We will not receive any of the proceeds from the sale by the Selling Shareholders of the Common Shares or the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus. However, upon exercise, we will receive the cash exercise price of the Warrants (assuming, with respect to the NioCorp Assumed Warrants and the Financing Warrants, that the holders do not exercise their NioCorp Assumed Warrants or Financing Warrants on a cashless basis, which they may not do with respect to the Financing Warrants for so long as there is an effective registration statement registering, and a current prospectus available for, the resale of the Common Shares thereunder, including this prospectus and the registration statement of which this prospectus is a part). We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is, among other things, dependent upon the market price of our Common Shares. For so long as the market price for our Common Shares is less than the applicable exercise price of the Warrants (as is the case as of the date of this prospectus), we believe such holders will be unlikely to exercise their Warrants. We expect to use the net proceeds that we receive from the exercise of the Warrants, if any, for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project (as defined herein) and move it to commercial operation. See “Use of Proceeds.”

Our registration of the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus does not mean that the Selling Shareholders will offer or sell any such Common Shares or NioCorp Assumed Warrants. The Selling Shareholders may offer such Common Shares and NioCorp Assumed Warrants in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our Common Shares and the NioCorp Assumed Warrants. The Securities and Exchange Commission (the “SEC”) may take the position that the Selling Shareholders are deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the “Securities Act”), in connection with such sales. Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

Additional information on the Selling Shareholders, and the times and manner in which they may offer and sell Common Shares and NioCorp Assumed Warrants under this prospectus, is set forth in the sections entitled “Selling Shareholders” and “Plan of Distribution” beginning on pages 18 and 50, respectively, of this prospectus.

The Selling Shareholders will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus. See “Plan of Distribution.”

If all of the Common Shares covered by this prospectus were issued and outstanding, they would represent a substantial percentage of our public float and of our outstanding Common Shares. As of August 21, 2023, the Common Shares covered by this prospectus would represent approximately 51.32% of the total number of outstanding Common Shares (assuming all of the Common Shares covered by this prospectus were issued and outstanding and not including Common Shares issuable upon exercise of outstanding stock options, or reserved for future issuance, under the NioCorp Developments Ltd. Long-Term Incentive Plan (the “LTIP”), Common Shares issuable in respect of the Commitment Amount (as defined herein) pursuant to the Yorkville Equity Facility Financing Agreement (as defined herein) or Common Shares issuable upon exercise of other outstanding Common Share purchase warrants, as described herein). Accordingly, the sale of the Common Shares covered by this prospectus, or the perception that such sales may occur, could result in a significant decline in the public trading price of our Common Shares. Moreover, the sale of additional Common Shares by us or by other security holders, or the perception that such sales may occur, could result in a further decline in the public trading price of our Common Shares. See “Risk Factors—Additional Risks Related to this Offering and Our Common Shares.”

In addition, as described herein, some of the Common Shares being offered by certain of the Selling Shareholders under this prospectus were or may be acquired by such Selling Shareholders for no consideration or for prices below the prevailing market price of the Common Shares. Accordingly, subject to applicable restrictions or limitations, such Selling Shareholders may have an incentive to sell such Common Shares, even if the market price of our Common Shares declines, that is not shared by other shareholders because the price at which they acquired or will be deemed to have acquired such Common Shares may still be lower than the then-prevailing market price of the Common Shares. As a result, certain of the Selling Shareholders may experience a positive rate of return on the Common Shares covered by this prospectus due to the potential differences between the prices of at which they acquired or will be deemed to have acquired such securities and the market price of the underlying Common Shares, and other shareholders may not experience a similar rate of return due to the differences in the purchase prices and the then-prevailing market price of the Common Shares. For example:

●	The Common Shares issuable upon conversion of the Convertible Debentures covered by this prospectus may be acquired by YA at a discount to the market price of the Common Shares. Accordingly, subject to the Floor Price (as defined herein) and the restrictions on conversion pursuant to the Yorkville Convertible Debt Financing Agreement and the terms of the Convertible Debentures, each as described herein, YA may have an incentive to sell the Common Shares that it acquires upon conversion of the Convertible Debentures, even if the market price of our Common Shares declines.
●	Similarly, to the extent that the Warrants are exercised, the holders of such Common Shares issued upon exercise thereof may have an incentive to sell the Common Shares that is not shared by other shareholders because the Common Shares issued upon the exercise of the Warrants may have been purchased for less than the then-prevailing market price of the Common Shares.
●	The shares of Class B common stock of GXII that were exchanged for shares of ECRC Class B common stock in connection with the Closing were initially purchased by the Sponsor at a price of $0.003 per share. Based on the last reported sale price of the Common Shares on The Nasdaq Global Market on August 21, 2023, as disclosed below, the Selling Shareholders who beneficially own the ECRC Class B common stock would experience a potential profit of approximately $3.80 per share, or approximately $ 17,336,373 in the aggregate, assuming they exchange all of their Vested Shares for Common Shares and sold them pursuant to this prospectus. Because of the Common Share market price vesting conditions of the Tranche I Earnout Shares and Tranche II Earnout Shares, as described herein, the Selling Shareholders who beneficially own such shares of ECRC Class B common stock would not be able to exchange such Tranche I Earnout Shares or Tranche II Earnout Shares at the current market price for the Common Shares.

●	In addition, based on the last reported sale price of the Common Shares on The Nasdaq Global Market on August 21, 2023 and based on the CAD:USD exchange ratio of CAD$1.3543:USD$1.00 on August 21, 2023 as reported by the Bank of Canada, certain of the executive officers of the Company that may resell their Common Shares pursuant to this prospectus would experience a potential profit per share, with respect to a portion of the Common Shares that they may resell pursuant to this propectus, of between approximately $0.11 per share and approximately $2.69 per share, or approximately $ 2,990,913 in the aggregate, assuming they sold such Common Shares pursuant to this prospectus.

See “Risk Factors—Additional Risks Related to this Offering and Our Common Shares.”

Our Common Shares trade on The Nasdaq Global Market under the symbol “NB” and on the Toronto Stock Exchange (the “TSX”) under the symbol “NB.” On August 21, 2023, the last reported sale price of our Common Shares on The Nasdaq Global Market and the TSX was $3.80 per Common Share and C$5.15 per Common Share, respectively. The public NioCorp Assumed Warrants trade on The Nasdaq Capital Market under the symbol “NIOBW.” On August 21, 2023, the last reported sale price of the public NioCorp Assumed Warrants on The Nasdaq Capital Market was $0.5599 per public NioCorp Assumed Warrant. Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112, and our telephone number is (855) 264-6267.

Investing in our Common Shares or the NioCorp Assumed Warrants involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 8 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2023.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. The Company may, from time to time, issue the Common Shares issuable upon exercise of the NioCorp Assumed Warrants as described in this prospectus. In addition, the Selling Shareholders may, from time to time, sell the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders as described in this prospectus.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part to add information to, or update or change information contained in, this prospectus and the registration statement of which this prospectus is a part. You should read this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “NioCorp,” “the Company” and similar references refer to NioCorp Developments Ltd. and its consolidated subsidiaries.

Unless we state otherwise or the context otherwise requires, the term “ECRC” refers to Elk Creek Resources Corp. (formerly known as GX Acquisition Corp. II), a Delaware corporation and a majority-owned subsidiary of NioCorp, as the surviving entity of the mergers that occurred on the Closing Date as part of the Transactions, and the term “GXII” refers to GX Acquisition Corp. II, a Delaware corporation, as it existed prior to the Closing.

This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in anyway, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

ii

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We make available, free of charge, on our website at www.niocorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. We do not incorporate the information on or accessible through any website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, any website as part of this prospectus or any prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any prospectus supplement). Our website address and the SEC’s website address are included in this prospectus as inactive textual references only.

iii

INCORPORATION OF DOCUMENTS BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 6, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended June 30, 2022, filed with the SEC on October 31, 2022;
●	our Quarterly Reports on Form 10-Q for (i) the quarterly period ended September 30, 2022, filed with the SEC on November 14, 2022, as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2022, filed with the SEC on June 8, 2023, (ii) the quarterly period ended December 31, 2022, filed with the SEC on February 13, 2023, as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarterly period ended December 31, 2022, filed with the SEC on June 8, 2023, and (iii) the quarterly period ended March 31, 2023, filed with the SEC on May 30, 2023;
●	our Current Reports on Form 8-K, filed with the SEC on September 29, 2022, October 21, 2022, December 15, 2022 (as amended by our Current Report on Form 8-K/A filed on April 3, 2023), January 27, 2023 (Items 1.01, 2.03, 3.02 and 9.01 (Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1) only), February 13, 2023, February 24, 2023, February 28, 2023, March 1, 2023, March 6, 2023, March 10, 2023, March 14, 2023, March 17, 2023 (Items 1.01, 2.01, 3.01, 3.02, 3.03, 5.02, 8.01 and 9.01 (Exhibits 2.1, 3.1, 4.1, 4.2, 4.3, 10.1, 10.2, 10.3 and 10.4) only), April 19, 2023, April 28, 2023, May 16, 2023, May 19, 2023, May 24, 2023 (Item 3.01 only), June 6, 2023, and June 9, 2023; and
●	a description of our Common Shares, contained in our Registration Statement on Form 8-A, filed with the SEC on March 17, 2023, and any subsequently filed amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and after effectiveness of the registration statement and prior to the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
Phone: (855) 264-6267

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

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SUMMARY

This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section entitled “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and related notes and the exhibits to the registration statement of which this prospectus is a part, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

NioCorp Developments Ltd.

NioCorp is a mineral exploration company engaged in the acquisition, exploration, and development of mineral properties. NioCorp, through its indirect, majority-owned subsidiary, ECRC, is developing a superalloy materials project that, if and when developed, will produce niobium, scandium, and titanium products. Known as the “Elk Creek Project,” it is located near Elk Creek, Nebraska, in the southeast portion of the state.

●	Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in high-strength low-alloy steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally enables those applications to be stronger and lighter in mass. This “lightweighting” benefit often results in environmental benefits, including reduced fuel consumption and material usage, which can result in fewer air emissions.
●	Scandium can be combined with aluminum to make super-high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation.
●	Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants and many others. It also is used in pigments for paper, paint, and plastics.

During fiscal year 2022, the Company also advanced work on the determination of the economic potential of expanding its currently planned product suite from the Elk Creek Project to include rare earth elements.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on obtaining additional funds to carry out our near-term planned work programs associated with securing the project financing necessary to complete mine development and construction of the Elk Creek Project.

Background

Completion of the Transactions

On March 17, 2023 (the “Closing Date”), NioCorp consummated the transactions contemplated by the previously-announced Business Combination Agreement, dated as of September 25, 2022 (the “Business Combination Agreement”), among NioCorp, GXII and Big Red Merger Sub Ltd (the “Closing”). The transactions contemplated by the Business Combination Agreement, including the reverse stock split at a ratio of 10-for-1 effectuated by each of NioCorp and ECRC on the Closing Date (the “Reverse Stock Split”), are referred to, collectively, as the “Transactions.”

In connection with the Closing, GXII, as the surviving entity of the mergers that occurred on the Closing Date as part of the Transactions, changed its name to Elk Creek Resources Corp. and became an indirect, majority-owned subsidiary of NioCorp, with the pre-combination public shareholders of GXII receiving Common Shares based on a fixed exchange ratio of 11.1829212 (or 1.11829212 after giving effect to the Reverse Stock Split) (the “Exchange Ratio”) Common Shares for each Class A common share of GXII held and not redeemed, and the GXII founders receiving shares of Class B common stock of ECRC based on the Exchange Ratio. Pursuant to the Business

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Combination Agreement, the Sponsor Support Agreement, dated as of September 25, 2022 (as amended, supplemented or otherwise modified, the “Sponsor Support Agreement”), by and among GXII, NioCorp, the Sponsor and certain other stockholders of GXII, and the Exchange Agreement, dated as of March 17, 2023 (as amended, supplemented or otherwise modified, the “Exchange Agreement”), by and among NioCorp, ECRC and the Sponsor, after the Closing, the GXII founders have the right to exchange such shares of Class B common stock of ECRC for Common Shares on a one-for-one basis, subject to certain equitable adjustments, under certain conditions. Such shares that constitute Vested Shares are exchangeable at any time, and from time to time, until the tenth anniversary of the Closing Date. Such shares that constitute Tranche I Earnout Shares are not exchangeable until the volume-weighted average price of the Common Shares on the principal securities exchange for the Common Shares as reported by Bloomberg (“VWAP”) equals or exceeds approximately $12.00 per share for 20 of any 30 consecutive trading days during the period from the Closing through, and including, the tenth anniversary of the Closing Date (such period, the “Earnout Share Period”) on any stock exchange on which the Common Shares are then trading (the “Tranche I Earnout”). Such shares that constitute Tranche II Earnout Shares are not exchangeable until the VWAP of the Common Shares equals or exceeds approximately $15.00 per share for 20 of any 30 consecutive trading days during the Earnout Share Period on any stock exchange on which the Common Shares are then trading (the “Tranche II Earnout”). All of the shares of Class B common stock of ECRC were issued to GX Sponsor II LLC (the “Sponsor”) in respect of shares of Class B common stock of GXII that were originally issued to the Sponsor for $25,000 in the aggregate. In connection with the Closing, the Sponsor distributed all of the outstanding ECRC Class B Shares to its members for no additional consideration.

In connection with the Closing, pursuant to the Business Combination Agreement, the Company assumed the Warrant Agreement, dated as of March 17, 2021 (the “GXII Warrant Agreement”), by and between GXII and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, and each share purchase warrant of GXII thereunder (the “GXII Warrants”) that was issued and outstanding immediately prior to the Closing Date was converted into one NioCorp Assumed Warrant pursuant to the GXII Warrant Agreement, as amended by an assignment, assumption and amendment agreement, dated the Closing Date (the GXII Warrant Agreement, as so amended, the “NioCorp Assumed Warrant Agreement”), among NioCorp, GXII, CST, as existing warrant agent, and Computershare Inc. and its affiliate Computershare Trust Company, N.A., together as successor warrant agent (the “NioCorp Assumed Warrant Agent”). In connection with the Closing, NioCorp issued (a) 9,999,959 public NioCorp Assumed Warrants in respect of the GXII Warrants that were publicly traded prior to the Closing and (b) 5,666,667 NioCorp Assumed Warrants to the Sponsor in respect of an equal number of GXII Warrants that it held prior to the Closing, which NioCorp Assumed Warrants were subsequently distributed by the Sponsor to its members in connection with the Closing for no additional consideration. The Sponsor acquired the GXII Warrants in respect of which the NioCorp Assumed Warrants being offered by certain of the Selling Shareholders under this prospectus were issued in a private placement that occurred simultaneously with the closing of the initial public offering of GXII at a purchase price of $1.50 per GXII Warrant.

Both the public NioCorp Assumed Warrants and the NioCorp Assumed Warrants issued to the Sponsor are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the NioCorp Assumed Warrants issued to the Sponsor for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are not held by the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants. See “Description of Capital Stock—NioCorp Assumed Warrants” for a description of certain terms of the NioCorp Assumed Warrants.

Pursuant to the Business Combination Agreement, at the Closing, NioCorp, ECRC, the Sponsor, the pre-Closing directors and officers of NioCorp and the other parties thereto, including certain of the Selling Shareholders (collectively, the “RRA Shareholders”), entered into the Amended and Restated Registration Rights Agreement, dated March 17, 2023 (the “Registration Rights and Lockup Agreement”), pursuant to which, among other things, NioCorp became obligated to file a shelf registration statement to register the resale of (i) outstanding Common Shares, (ii) Common Shares exchangeable for the shares of Class B common stock of ECRC, (iii) NioCorp Assumed Warrants and (iv) Common Shares issuable upon exercise of the NioCorp Assumed Warrants, in each case, held by the RRA Shareholders immediately after the Closing. The Registration Rights and Lockup Agreement also provides the RRA Shareholders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions, and provides for certain “lock-up” restrictions on transfer by the RRA Shareholders of such securities held by them after the Closing.

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We are filing the registration statement of which this prospectus is a part, among other reasons, to satisfy our obligations under the Registration Rights and Lockup Agreement with respect to registering the securities held by the RRA Shareholders immediately after the Closing.

Yorkville Financings

In connection with the entry into the Business Combination Agreement, the Company announced the signing of non-binding letters of intent for two separate financing packages with Yorkville Advisors Global, LP. On January 26, 2023, the Company entered into definitive agreements with respect to these financings, including a Securities Purchase Agreement, dated January 26, 2023 (as amended the “Yorkville Convertible Debt Financing Agreement”), between the Company and YA, and a Standby Equity Purchase Agreement, dated January 26, 2023 (the “Yorkville Equity Facility Financing Agreement”), between the Company and YA. Pursuant to the Yorkville Equity Facility Financing Agreement, YA has committed to purchase up to $65.0 million of our Common Shares (the “Commitment Amount”), at our direction from time to time for a period commencing upon the Closing Date and ending on the earliest of (i) the first day of the month next following the 36-month anniversary of the Closing, (ii) the date on which YA shall have made payment of the full Commitment Amount and (iii) the date that the Yorkville Equity Facility Financing Agreement otherwise terminates in accordance with its terms (the “Commitment Period”), subject to certain limitations and the satisfaction of the conditions in the Yorkville Equity Facility Financing Agreement. Pursuant to the terms of the Yorkville Equity Facility Financing Agreement, we issued 81,213 of our Common Shares (the “Commitment Shares”) to YA as consideration for its irrevocable commitment to purchase Common Shares under the Yorkville Equity Facility Financing Agreement. YA has since resold all of the Commitment Shares. On June 9, 2023, we issued and sold 100,000 Advance Shares to YA. Additionally, we are required to pay YA an aggregate fee of $1,500,000 in cash (the “Cash Fee”), including $500,000 that we paid on the Closing Date and an additional $250,000 we have paid as of August 21, 2023. We will pay the remaining $750,000 balance in installments over a 12-month period following the Closing Date, provided that, we will have the right to prepay without penalty all or part of the remaining installments of the Cash Fee at any time.

Pursuant to the Yorkville Convertible Debt Financing Agreement, at the Closing, YA advanced a total amount of $15.36 million to NioCorp in consideration of the issuance by NioCorp to YA of (i) $16.0 million aggregate principal amount of Convertible Debentures (of which there was $10.0 million aggregate principal amount outstanding as of August 21, 2023) and (ii) Financing Warrants, exercisable for up to 1,789,267 Common Shares for cash or, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying Common Shares, on a cashless basis, at the option of the holder, at a price per Common Share of approximately $8.9422, subject to adjustment to give effect to any stock dividend, stock split, reverse stock split or similar transaction (the “Financing Warrants”). The Convertible Debentures and the Financing Warrants were offered to YA on a private offering basis pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. See “Description of Capital Stock—Yorkville Convertible Debentures” and “Description of Capital Stock—Financing Warrants,” respectively, for descriptions of certain terms of the Convertible Debentures and the Financing Warrants.

The Yorkville Convertible Debt Financing Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Yorkville Convertible Debt Financing Agreement were made only for purposes of the Yorkville Convertible Debt Financing Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The Yorkville Convertible Debt Financing Agreement also contains covenants that, among other things, limit NioCorp’s ability to use the proceeds from the Yorkville Convertible Debt Financing to repay related party debt or to enter into any variable rate transaction other than with Yorkville, subject to certain exceptions.

On January 26, 2023, in connection with the Yorkville Convertible Debt Financing Agreement, NioCorp and Yorkville also entered into a registration rights agreement (the “Convertible Debt Financing Registration Rights Agreement”) pursuant to which, among other matters, NioCorp has agreed to file with the SEC a registration statement registering under the Securities Act the resale by YA of the Common Shares issuable upon the conversion of the Convertible Debentures and the exercise of the Financing Warrants, as soon as practicable but no later than 21 calendar days following the Closing Date, and to use its reasonable best efforts to have the Convertible Debt

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Financing Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than the 45th calendar day following the filing date thereof. NioCorp further agreed to use its reasonable best efforts to cause the Convertible Debt Financing Registration Statement to remain continuously effective for a period that will terminate upon the first date on which all of the Common Shares issuable upon the conversion of the Convertible Debentures and the exercise of the Financing Warrants may be sold without restriction, including volume and manner-of-sale restrictions, pursuant to Rule 144 under the Securities Act or have been sold by Investors. NioCorp also granted to YA certain demand rights for underwritten shelf takedowns and piggyback registration rights with respect to the Common Shares issuable upon the conversion of the Convertible Debentures and the exercise of the Financing Warrants.

We are filing the registration statement of which this prospectus is a part, among other reasons, to satisfy our obligations under the Convertible Debt Financing Registration Rights Agreement with respect to registering the Common Shares issuable upon conversion of the Convertible Debentures and exercise of the Financing Warrants.

June 2022 Private Placement

On June 30, 2022, the Company issued 4,981,035 Units at a price of C$0.96 per Unit for aggregate gross proceeds of approximately C$4.78 million, in connection with the closing of the June 2022 Private Placement. Each Unit consisted of one-tenth of one Common Share and one-tenth of one Private Placement Warrant (after giving effect to the Reverse Stock Split). Each Private Placement Warrant may be exercised for one Common Share for cash at a price of C$11.00 until June 30, 2024. Additionally, in connection with the June 2022 Private Placement, as consideration for services rendered as finders, we issued an aggregate of 6,510 Finder Warrants to the Finders, each of which is exercisable for one Common Share for cash at a price of C$11.00 until June 30, 2024.

In connection with the June 2022 Private Placement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) with each Private Placement Investor. The Subscription Agreements contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. The Units were issued on a private offering basis to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act), the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants the investors made to the Company in connection with their purchase of the Units.

Issuance of the Lind Convertible Security and the Lind Warrants

On February 19, 2021, pursuant to the Lind Agreement, Lind III advanced to the Company $10.0 million (subject to additional set off) in consideration of which the Company issued to Lind III the Lind Convertible Security with a face value of $11.7 million (representing $10.0 million in funding plus an implied 8.5% interest rate per annum for the term of the Lind Convertible Security). The Lind Convertible Security had a term of (i) 24 months or (ii) 30 calendar days after the date on which the face value of the Convertible Security is nil due to such amount having been fully converted and/or fully repaid (including with any applicable premium) in accordance with the terms of the Lind Agreement; in accordance with these terms, the Lind Convertible Security has since expired.

On February 19, 2021, in connection with the funding and issuance of the Lind Convertible Security, the Company issued 855,800 Lind Warrants (after giving effect to the Reverse Stock Split) to Lind III pursuant to the Lind Agreement. Each Lind Warrant entitles the holder to acquire one Common Share at a price of C$9.70, subject to adjustment for stock splits, reverse stock splits and similar events, until February 19, 2025.

The Lind Convertible Security and the Lind Warrants were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof based upon the representations and warranties of Lind III in the Lind Agreement.

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In addition, pursuant to the Lind Agreement, the Company agreed to file with the SEC a registration statement on Form S-1 or Form S-3 under the Securities Act covering the resale by Lind III of the Common Shares issuable upon conversion of the Lind Convertible Security and upon exercise of the Lind Warrants, promptly, but in any event no later than April 1, 2021, and to use its best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than the date that is 120 days following the date of the funding and issuance of the Lind Convertible Security. The Company further agreed to use its best efforts to cause such registration statement to remain continuously effective for a period that will terminate upon the first date on which all of such Common Shares may be sold without restriction, including volume and manner-of-sale restrictions, pursuant to Rule 144 under the Securities Act or have been sold by Lind III. The Company also granted to Lind III certain piggyback registration rights with respect to such Common Shares.

We are filing the registration statement of which this prospectus forms a part, among other reasons, to satisfy our obligations under the Lind Agreement with respect to registering the Common Shares issuable upon exercise of the Lind Warrants.

Acquisitions of Common Shares by Certain Executive Officers of NioCorp

Certain executive officers of NioCorp are Selling Shareholders. Such executive officers purchased or otherwise acquired their Common Shares covered by this prospectus in connection with private placements of NioCorp between 2013 and 2016, upon exercise of Common Share purchase warrants acquired in such private placements or upon exercise of stock options, at prices per share ranging from C$1.50 to C$7.50.

Corporate Information

Our Common Shares trade on The Nasdaq Global Market under the symbol “NB” and on the TSX under the symbol “NB.” The public NioCorp Assumed Warrants trade on The Nasdaq Capital Market under the symbol “NIOBW.” Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, and our telephone number is (855) 264-6267. Our website address is www.niocorp.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

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SECURITIES OFFERED

Common Shares Offered by the Company	Up to 17,519,864 Common Shares issuable upon exercise of the NioCorp Assumed Warrants.
Common Shares Offered by the Selling Shareholders

Up to an aggregate of 24,213,950 Common Shares, consisting of:

(a) up to 5,035,293 Common Shares issuable upon conversion of the Convertible Debentures;

(b) up to 1,789,267 Common Shares issuable upon exercise of the Financing Warrants;

(c) up to 487,701 Common Shares issuable upon exercise of the Private Placement Warrants;

(d) up to 6,510 Common Shares issuable upon exercise of the Finder Warrants;

(e) up to 4,565,808 Common Shares issuable upon exchange of the Vested Shares;

(f) up to 1,695,798 Common Shares issuable upon exchange of the Tranche I Earnout Shares;

(g) up to 1,695,798 Common Shares issuable upon exchange of the Tranche II Earnout Shares;

(h) up to 6,336,981 Common Shares issuable upon exercise of NioCorp Assumed Warrants being offered by certain of the Selling Shareholders under this prospectus;

(i) 1,744,994 Common Shares that are issued and outstanding and were issued to certain executive officers of NioCorp; and

(j) up to 855,800 Common Shares issuable upon exercise of the Lind Warrants.

NioCorp Assumed Warrants Offered by Certain of the Selling Shareholders	Up to an aggregate of 5,666,667 NioCorp Assumed Warrants.
Common Shares Outstanding Prior to this Offering(1)	31,918,218 Common Shares (as of August 21, 2023).
Common Shares Outstanding After this Offering(1)	65,570,057 Common Shares, assuming the issuance of (i) 17,519,864 Common Shares upon exercise of the NioCorp Assumed Warrants, (ii) 5,035,293 Common Shares upon conversion of the Convertible Debentures, (iii) 1,789,267 Common Shares upon exercise of the Financing Warrants, (iv) 487,701 Common Shares upon exercise of the Private Placement Warrants, (v) 6,510 Common Shares upon exercise of the Finder Warrants, (vi) 4,565,808 Common Shares upon exchange of the Vested Shares, (vii) 1,695,798 Common Shares upon exchange of the Tranche I Earnout Shares, (viii) 1,695,798 Common Shares upon exchange of the Tranche II Earnout Shares and (ix) 855,800 Common Shares upon exercise of the Lind Warrants.
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Use of Proceeds	We will not receive any proceeds from the sale by the Selling Shareholders of the Common Shares or the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus. However, upon exercise, we will receive the cash exercise price of the Warrants (assuming, with respect to the NioCorp Assumed Warrants and the Financing Warrants, that the holders do not exercise their NioCorp Assumed Warrants or Financing Warrants on a cashless basis, which they may not do with respect to the Financing Warrants for so long as there is an effective registration statement registering, and a current prospectus available for, the resale of the Common Shares thereunder, including this prospectus and the registration statement of which this prospectus is a part). We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is, among other things, dependent upon the market price of our Common Shares. For so long as the market price for our Common Shares is less than the applicable exercise price of the Warrants (as is the case as of the date of this prospectus), we believe such holders will be unlikely to exercise their Warrants. We expect to use the net proceeds that we receive from the exercise of the Warrants, if any, for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation. See “Use of Proceeds.”
Market for Common Shares	Our Common Shares trade on The Nasdaq Global Market under the symbol “NB” and on the TSX under the symbol “NB.”
Market for NioCorp Assumed Warrants	The public NioCorp Assumed Warrants trade on The Nasdaq Capital Market under the symbol “NIOBW.”
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

(1) Does not include:

●	Common Shares issuable upon exercise of outstanding stock options under the LTIP;
●	Common Shares reserved for future issuance under the LTIP;
●	Common Shares issuable in respect of the Commitment Amount pursuant to the Yorkville Equity Facility Financing Agreement; and
●	an aggregate of 10,400 Common Shares issuable upon exercise of other outstanding Common Share purchase warrants with an exercise price of C$11.00.

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RISK FACTORS

Investing in our Common Shares and the NioCorp Assumed Warrants involves a high degree of risk. Before making a decision to invest in our Common Shares or the NioCorp Assumed Warrants, you should carefully consider the risks described below and under the heading “Risk Factors” in the applicable prospectus supplement, and discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our Common Shares or the NioCorp Assumed Warrants.

Additional Risks Related to this Offering and Our Common Shares and the NioCorp Assumed Warrants

Future sales, or the perception of future sales, of Common Shares covered by this prospectus could adversely affect prevailing market prices for the Common Shares.

Under this prospectus, we may issue up to 17,519,864 Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and the Selling Shareholders may sell (a) up to 5,035,293 Common Shares issuable to YA upon conversion of up to $10.0 million aggregate principal amount outstanding of, plus accrued interest on, the Convertible Debentures, which are convertible on the terms of the Yorkville Convertible Debt Financing Agreement and the Convertible Debentures, as described herein, at the Conversion Price (as defined below), (b) up to 1,789,267 Common Shares issuable to YA upon exercise of the Financing Warrants, which are exercisable for cash or, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying Common Shares, on a cashless basis, at the option of the holder, at a price per Common Share of approximately $8.9422, subject to adjustment to give effect to any stock dividend, stock split, reverse stock split or similar transaction, (c) up to 487,701 Common Shares issuable upon exercise of the Private Placement Warrants, each exercisable for one Common Share for cash at a price per Common Share of C$11.00, subject to adjustment for recapitalizations, stock splits, reverse stock splits and similar events, (d) up to 6,510 Common Shares issuable upon exercise of the Finder Warrants, each exercisable for one Common Share for cash at a price per Common Share of C$11.00, subject to adjustment for recapitalizations, stock splits, reverse stock splits and similar events, (e) up to 4,565,808 Common Shares issuable upon exchange of the Vested Shares, (f) up to 1,695,798 Common Shares issuable upon exchange of the Tranche I Earnout Shares, (g) up to 1,695,798 Common Shares issuable upon exchange of the Tranche II Earnout Shares, (h) up to 6,336,981 Common Shares issuable upon exercise of the NioCorp Assumed Warrants being offered by certain of the Selling Shareholders under this prospectus, (i) 1,744,994 Common Shares that are issued and outstanding and were issued to certain executive officers of NioCorp at prices per share ranging from C$1.50 to C$7.50 and (j) up to 855,800 Common Shares issuable upon exercise of the Lind Warrants, exercisable at a price per Common Share of C$9.70, subject to adjustment for stock splits, reverse stock splits and similar events.

The “Conversion Price” with respect to the Convertible Debentures means, as of any Conversion Date (as defined below) or other date of determination, the greater of (i) 90% of the average of the daily U.S. dollar volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately preceding the date on which the holder exercises its conversion right in accordance with the requirements of the Yorkville Convertible Debt Financing Agreement (the “Conversion Date”) or other date of determination, but not lower than the Floor Price, and (ii) the five-day volume-weighted average price of the Common Shares on the TSX (or on the principal U.S. market if the majority of the trading volume and value of the Common Shares occurred on The Nasdaq Stock Market LLC (“Nasdaq”) during the relevant period) for the five consecutive trading days immediately prior to the Conversion Date or other date of determination less the maximum applicable discount allowed by the TSX.

All of the shares of Class B common stock of ECRC were issued to the Sponsor in respect of shares of Class B common stock of GXII that were originally issued to the Sponsor for $25,000 in the aggregate. In connection with the Closing, the Sponsor distributed all of the outstanding ECRC Class B Shares to its members for no additional

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consideration. The NioCorp Assumed Warrants being offered by certain of the Selling Shareholders under this prospectus were issued to the Sponsor in respect of an equal number of GXII Warrants that it acquired in a private placement that occurred simultaneously with the closing of the initial public offering of GXII at a purchase price of $1.50 per GXII Warrant. In connection with the Closing, the Sponsor distributed all of its NioCorp Assumed Warrants to its members for no additional consideration.

Because some of the Common Shares covered by this prospectus were or may be acquired by certain of the Selling Shareholders for no consideration or for prices below the prevailing market price of the Common Shares, subject to applicable restrictions or limitations, such Selling Shareholders may have an incentive to sell such Common Shares, even if the market price of our Common Shares declines. Similarly, to the extent that the Warrants are exercised, the holders of the Common Shares issued upon exercise thereof may have an incentive to sell such Common Shares because the Common Shares issued upon the exercise of such Warrants may have been purchased for less than the then-prevailing market price of the Common Shares. However, for so long as the market price for our Common Shares is less than the applicable exercise price of the Warrants (as is the case as of the date of this prospectus), we believe holders of the Warrants will be unlikely to exercise their Warrants.

Pursuant to the Registration Rights and Lockup Agreement, the RRA Shareholders are subject to “lock-up” restrictions. The provisions of these “lock-up” restrictions may be waived under limited circumstances and allow the directors and officers of NioCorp or its shareholders, including certain of the Selling Shareholders, to sell their Common Shares at any time. There are no pre-established conditions for the grant of such a waiver by the relevant parties, and any decision by the applicable parties to waive those conditions may depend on a number of factors, which might include market conditions, the performance of the Common Shares in the market and our financial condition at that time. If the “lock-up” restrictions of the applicable shareholders, including certain of the Selling Shareholders, or the directors and officers of NioCorp are waived, additional Common Shares will be available for sale into the public market, subject to applicable securities laws, which, in both cases, could reduce the prevailing market price for the Common Shares.

If all of the Common Shares covered by this prospectus were issued and outstanding, they would represent a substantial percentage of our public float and of our outstanding Common Shares. As of August 21, 2023, the Common Shares covered by this prospectus would represent approximately 51.32% of the total number of outstanding Common Shares (assuming all of the Common Shares covered by this prospectus were issued and outstanding and not including Common Shares issuable upon exercise of outstanding stock options, or reserved for future issuance, under the LTIP, Common Shares issuable in respect of the Commitment Amount pursuant to the Yorkville Equity Facility Financing Agreement or Common Shares issuable upon exercise of other outstanding Common Share purchase warrants, as described herein). Accordingly, the sale of the Common Shares covered by this prospectus, or the perception that such sales may occur, could result in a significant decline in the public trading price of our Common Shares.

Future sales, or the perception of future sales, of Common Shares by existing shareholders or by us, or future dilutive issuances of Common Shares by us, could adversely affect prevailing market prices for the Common Shares.

In addition to the Common Shares that may be sold under this prospectus, subject to compliance with applicable securities laws, sales of a substantial number of Common Shares in the public market could occur at any time, including issuances and sales of additional Common Shares by us and sales by other security holders. These sales, or the market perception that the holders of a large number of Common Shares or securities convertible, exercisable or exchangeable into Common Shares intend to sell Common Shares, could reduce the prevailing market price of the Common Shares. The effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of the Common Shares is uncertain. If the market price of the Common Shares were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

Additionally, pursuant to the Yorkville Equity Facility Financing Agreement, YA has committed to purchase up to $65.0 million of our Common Shares, at our direction from time to time during the Commitment Period, subject to certain limitations and the satisfaction of the conditions in the Yorkville Equity Facility Financing Agreement. Pursuant to the terms of the Yorkville Equity Facility Financing Agreement, we issued 81,213 Commitment Shares to YA as consideration for its irrevocable commitment to purchase Common Shares under the Yorkville Equity

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Facility Financing Agreement. YA has since resold all of the Commitment Shares. On June 9, 2023, we issued and sold 100,000 Advance Shares to YA. We have filed a registration statement under the Securities Act covering resales by YA of the Common Shares issuable pursuant to the Yorkville Equity Facility Financing Agreement. Accordingly, any Common Shares that we issue pursuant to the Yorkville Equity Facility Financing Agreement will be available for sale into the public market, subject to applicable securities laws, which could reduce the prevailing market price for the Common Shares.

Certain of the Selling Shareholders acquired or may acquire the Common Shares being offered by such Selling Shareholders under this prospectus at a price below the prevailing market price of our Common Shares, and may experience a positive rate of return based on such market price. Our future investors may not experience a similar rate of return.

As described herein, some of the Common Shares covered by this prospectus were or may be acquired by certain of the Selling Shareholders for no consideration or for prices below the prevailing market price of the Common Shares. Accordingly, subject to applicable restrictions or limitations, such Selling Shareholders may have an incentive to sell such Common Shares, even if the market price of our Common Shares declines, that is not shared by other shareholders because the price at which they acquired or will be deemed to have acquired such Common Shares may still be lower than the then-prevailing market price of the Common Shares. As a result, certain of the Selling Shareholders may experience a positive rate of return on the Common Shares covered by this prospectus due to the potential differences between the prices of at which they acquired or will be deemed to have acquired such securities and the market price of the underlying Common Shares, and other shareholders may not experience a similar rate of return due to the differences in the purchase prices and the then-prevailing market price of the Common Shares. For example:

●	The Common Shares issuable upon conversion of the Convertible Debentures covered by this prospectus may be acquired by YA at a discount to the market price of the Common Shares. Accordingly, subject to the Floor Price and the restrictions on conversion pursuant to the Yorkville Convertible Debt Financing Agreement and the terms of the Convertible Debentures, each as described herein, YA may have an incentive to sell the Common Shares that it acquires upon conversion of the Convertible Debentures, even if the market price of our Common Shares declines.
●	Similarly, to the extent that the Warrants are exercised, the holders of such Common Shares issued upon exercise thereof may have an incentive to sell the Common Shares that is not shared by other shareholders because the Common Shares issued upon the exercise of the Warrants may have been purchased for less than the then-prevailing market price of the Common Shares.
●	The shares of Class B common stock of GXII that were exchanged for shares of ECRC Class B common stock in connection with the Closing were initially purchased by the Sponsor at a price of $0.003 per share. Based on the last reported sale price of the Common Shares on The Nasdaq Global Market on August 21, 2023 of approximately $3.80 per Common Share, the Selling Shareholders who beneficially own the ECRC Class B common stock would experience a potential profit of approximately $3.80 per share, or approximately $17,336,373 in the aggregate, assuming they exchange all of their Vested Shares for Common Shares. Because of the Common Share market price vesting conditions of the Tranche I Earnout Shares and Tranche II Earnout Shares, the Selling Shareholders who beneficially own such shares of ECRC Class B common stock would not be able to exchange such Tranche I Earnout Shares or Tranche II Earnout Shares at the current market price for the Common Shares.
●	In addition, based on the last reported sale price of the Common Shares on The Nasdaq Global Market on August 21, 2023 and based on the CAD:USD exchange ratio of CAD$1.3543:USD$1.00 on August 21, 2023 as reported by the Bank of Canada, certain of the executive officers of NioCorp that may resell their Common Shares pursuant to this prospectus would experience a potential profit per share, with respect to a portion of the Common Shares that they may resell pursuant to this propectus, of between approximately $0.11 per share and approximately $2.69 per share, or approximately $2,990,913 in the aggregate, assuming they sold such Common Shares pursuant to this prospectus.
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There can be no assurance that we will be able to comply with the continued listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).

Our Common Shares are currently listed on The Nasdaq Global Market under the symbol “NB,” and the public NioCorp Assumed Warrants are currently listed on The Nasdaq Capital Market under the symbol “NIOBW.” If Nasdaq delists the Common Shares or the public NioCorp Assumed Warrants from trading on its exchange for failure to meet Nasdaq continued listing standards, the Company and its shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	a determination that our Common Shares are a “penny stock,” which will require brokers trading in Common Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Common Shares;
●	a limited amount of analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The Articles of NioCorp, as amended in connection with the Transactions (the “Amended Articles”), permit us to issue an unlimited number of Common Shares without seeking shareholder approval.

The Amended Articles permit us to issue an unlimited number of Common Shares. It is anticipated that we will, from time to time, issue additional Common Shares in the future. Subject to the requirements of the British Columbia Business Corporations Act (“BCBCA”), Nasdaq and the TSX, we will not be required to obtain the approval of the NioCorp shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

NioCorp may amend the terms of the NioCorp Assumed Warrants in a manner that may be adverse to holders of public NioCorp Assumed Warrants with the approval by the holders of at least a majority of the then outstanding public NioCorp Assumed Warrants. As a result, the exercise price of the NioCorp Assumed Warrants could be increased, the exercise period could be shortened and the number of Common Shares purchasable upon exercise of a NioCorp Assumed Warrant could be decreased, all without your approval.

The NioCorp Assumed Warrants were issued in registered form under the NioCorp Assumed Warrant Agreement. Both the public NioCorp Assumed Warrants and the NioCorp Assumed Warrants issued to the Sponsor are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the NioCorp Assumed Warrants issued to the Sponsor for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are not held by the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants. The NioCorp Assumed Warrant Agreement provides that the terms of the public NioCorp Assumed Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public NioCorp Assumed Warrants to make any change that adversely affects the interests of the registered holders of the public NioCorp Assumed Warrants.

Accordingly, NioCorp may amend the terms of the public NioCorp Assumed Warrants in a manner adverse to a public holder if holders of at least a majority of the then outstanding public NioCorp Assumed Warrants approve of such amendment. Although NioCorp’s ability to amend the terms of the public NioCorp Assumed Warrants with the consent of at least a majority of the then outstanding public NioCorp Assumed Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the public NioCorp Assumed Warrants, convert the public NioCorp Assumed Warrants into cash or stock, shorten the exercise period or decrease the number of Common Shares purchasable upon exercise of the public NioCorp Assumed Warrants.

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NioCorp may redeem your unexpired public NioCorp Assumed Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your NioCorp Assumed Warrants worthless.

NioCorp has the ability to redeem outstanding public NioCorp Assumed Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per NioCorp Assumed Warrant, provided that the last reported sale price of Common Shares equals or exceeds approximately $16.10 per share (subject to certain adjustments) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which NioCorp gives proper notice of such redemption and provided certain other conditions are met. The NioCorp Assumed Warrants are exercisable beginning on April 16, 2023 and NioCorp has not provided separate notice to the holders of NioCorp Assumed Warrants at the time that they became exercisable (and therefore eligible for redemption). If and when the public NioCorp Assumed Warrants become redeemable by NioCorp, NioCorp may not exercise its redemption right if the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or NioCorp is unable to effect such registration or qualification. NioCorp will use its best efforts to register or qualify Common Shares under the blue sky laws of the state of residence in those states in which the public NioCorp Assumed Warrants were offered by GXII in its initial public offering. Redemption of the outstanding public NioCorp Assumed Warrants could force you (i) to exercise your public NioCorp Assumed Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your public NioCorp Assumed Warrants at the then-current market price when you might otherwise wish to hold your public NioCorp Assumed Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding public NioCorp Assumed Warrants are called for redemption, is likely to be substantially less than the market value of your public NioCorp Assumed Warrants. None of the NioCorp Assumed Warrants issued to the Sponsor will be redeemable by NioCorp so long as they are held by the Sponsor, its members or their respective affiliates or other permitted transferees.

There is a limited public market for the NioCorp Assumed Warrants and we cannot guarantee that an active and liquid public market for the NioCorp Assumed Warrants will develop.

The public NioCorp Assumed Warrants are listed on Nasdaq under the symbol “NIOBW.” In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are not held by the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants. Nonetheless, the market for the public NioCorp Assumed Warrants is limited.

A liquid trading market for the NioCorp Assumed Warrants may never develop, or if developed, it may not be sustained. In the absence of a liquid public trading market for the NioCorp Assumed Warrants:

●	you may not be able to liquidate your investment in NioCorp Assumed Warrants;
●	you may not be able to resell your NioCorp Assumed Warrants at favorable prices, or at all;
●	the market price of NioCorp Assumed Warrants may experience significant price volatility; and
●	there may be less efficiency in carrying out your purchase and sale orders.

NioCorp may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse U.S. federal income tax consequences for U.S. investors.

If NioCorp is a passive foreign investment company (“PFIC”) for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder (as defined in “Certain United States Federal Income Tax Considerations,” below) of Common Shares or NioCorp Assumed Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and additional reporting requirements. NioCorp believes it was classified as a PFIC during its taxable years ended June 30, 2022 and June 30, 2021 and, based on the current composition of its income and assets, as well as current business plans and financial expectations, may be treated as a PFIC for the taxable year in which the Transactions occurred or in future taxable years. Any conclusion regarding PFIC status is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, even if NioCorp concluded it did not qualify as a PFIC, it is possible that the U.S. Internal Revenue Service (the “IRS”) could assert, and that a court could sustain, a determination that NioCorp is a PFIC. Accordingly, there can be no assurance that NioCorp will not be treated as a PFIC for any taxable year. Each

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holder of Common Shares or NioCorp Assumed Warrants should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of such securities. See “Certain United States Federal Income Tax Considerations” below, for further details regarding this issue.

The Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences.

Section 7874 and related sections of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provide for certain adverse tax consequences when the stock of a U.S. corporation is acquired by a non-U.S. corporation in certain transactions in which former shareholders of the U.S. corporation come to own 60% or more of the stock of the non-U.S. corporation (by vote or value, and applying certain specific counting and ownership rules). These adverse tax consequences include (i) potential additional required gain recognition by the U.S. corporation, (ii) treatment of certain payments to the non-U.S. corporation that reduce gross income as “base erosion payments,” (iii) an excise tax on certain options and stock-based compensation of the U.S. corporation, (iv) disallowance of “qualified dividend” treatment for distributions by the non-U.S. corporation, and (v) if former shareholders of the U.S. corporation come to own 80% or more of the stock of the non-U.S. corporation, treatment of the non-U.S. corporation as a U.S. corporation subject to U.S. federal income tax on its worldwide income (in addition to any tax imposed by non-U.S. jurisdictions). If the Transactions result in the application of any of these, or any other, adverse tax consequences, NioCorp could incur significant additional tax costs. While NioCorp currently does not believe the Transactions will cause such adverse tax consequences as a result of Section 7874 and related sections of the Code, this determination is subject to significant legal and factual uncertainty. NioCorp has not sought and will not seek any rulings from the IRS as to the tax treatment of any of the Transactions. Further, there can be no assurance that your tax advisor, the IRS, or a court, will agree with the position that NioCorp is not subject to these adverse tax consequences.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”).

Forward-looking statements have been based upon our current business and operating plans, as approved by the Company’s Board of Directors, and may include statements regarding the anticipated benefits of the Transactions, including NioCorp’s ability to access the full amount of the expected net proceeds of the Yorkville Equity Facility Financing Agreement over the next three years; NioCorp’s ability to receive a final commitment of financing from the Export-Import Bank of the United States (“EXIM”); anticipated benefits of the listing of the Common Shares on Nasdaq; the financial and business performance of NioCorp; NioCorp’s anticipated results and developments in the operations of NioCorp in future periods; NioCorp’s planned exploration activities; the adequacy of NioCorp’s financial resources; NioCorp’s ability to secure sufficient project financing to complete construction and commence operation of the Elk Creek Project; NioCorp’s expectation and ability to produce niobium, scandium, and titanium at the Elk Creek Project; NioCorp’s plans to produce and supply specific products and market demand for those products; the outcome of current recovery process improvement testing, and NioCorp’s expectation that such process improvements could lead to greater efficiencies and cost savings in the Elk Creek Project; the Elk Creek Project’s ability to produce multiple critical metals; the Elk Creek Project’s projected ore production and mining operations over its expected mine life; the completion of the demonstration plant and technical and economic analyses on the potential addition of magnetic rare earth oxides to NioCorp’s planned product suite; the exercise of options to purchase additional land parcels; the execution of contracts with engineering, procurement and construction companies; NioCorp’s ongoing evaluation of the impact of inflation, supply chain issues and geopolitical unrest on the Elk Creek Project’s economic model; and the creation of full time and contract construction jobs over the construction period of the Elk Creek Project.

Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” and similar expressions, or statements that events, conditions, or results “will,” “may,” “could,” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates,” or “intends,” or stating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, and assumptions. Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to the following: NioCorp’s ability to recognize the anticipated benefits of the Transactions, including NioCorp’s ability to access the full amount of the expected net proceeds under the Yorkville Equity Facility Financing Agreement over the next three years; unexpected costs related to the Transactions; the outcome of any legal proceedings that may be instituted against NioCorp following closing of the Transactions; NioCorp’s ability to receive a final commitment of financing from EXIM on the anticipated timeline, on acceptable terms, or at all; NioCorp’s ability to continue to meet Nasdaq listing standards; NioCorp’s ability to operate as a going concern; risks relating to the Common Shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood any of the foregoing; NioCorp’s requirement of significant additional capital; the extent to which NioCorp’s level of indebtedness and/or the terms contained in agreements governing NioCorp’s indebtedness or the Yorkville Equity Facility Financing Agreement may impair NioCorp’s ability to obtain additional financing; covenants contained in agreements with NioCorp’s secured creditors that may affect its assets; NioCorp’s limited operating history; NioCorp’s history of losses; the restatement of NioCorp’s consolidated financial statements as of and for the fiscal years ended June 30, 2022 and 2021 and the interim periods ended September 30, 2021, December 31, 2021, March 31, 2022, September 30, 2022 and December 31, 2022 and the impact of such restatement on NioCorp’s future financial statements and other financial measures; the material weaknesses in NioCorp’s internal control over financial reporting, NioCorp’s efforts to remediate such material weaknesses and the timing of remediation; the possibility that NioCorp may qualify as a PFIC under the Code; the

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potential that the Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for NioCorp’s exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships; NioCorp’s ability to attract qualified management; the effects of the COVID-19 pandemic or other global health crises on NioCorp’s business plans, financial condition and liquidity; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining industry; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; the management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to NioCorp’s properties; potential future litigation; and NioCorp’s lack of insurance covering all of NioCorp’s operations.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties, and other factors, including without limitation those discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The Company’s forward-looking statements contained in this prospectus are based on the beliefs, expectations, and opinions of management as of the date of this prospectus. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations, or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to, or place undue reliance on, forward-looking statements.

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USE OF PROCEEDS

This prospectus relates to Common Shares that we may issue upon exercise of the NioCorp Assumed Warrants and to Common Shares and NioCorp Assumed Warrants that may be offered and sold from time to time by the Selling Shareholders. All of the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus will be sold by the Selling Shareholders for their own account. We will not receive any of the proceeds from these sales.

However, upon exercise, we will receive the cash exercise price of the Warrants (assuming, with respect to the NioCorp Assumed Warrants and the Financing Warrants, that the holders do not exercise their NioCorp Assumed Warrants or Financing Warrants on a cashless basis, which they may not do with respect to the Financing Warrants for so long as there is an effective registration statement registering, and a current prospectus available for, the resale of the Common Shares thereunder, including this prospectus and the registration statement of which this prospectus is a part). We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is, among other things, dependent upon the market price of our Common Shares. For so long as the market price for our Common Shares is less than the applicable exercise price of the Warrants (as is the case as of the date of this prospectus), we believe such holders will be unlikely to exercise their Warrants.

We expect to use the net proceeds that we receive from the exercise of the Warrants, if any, for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation.

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DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which Common Shares or NioCorp Assumed Warrants being offered by the Selling Shareholders may be sold by the Selling Shareholders under this prospectus as the price will be determined by the prevailing public market price for our Common Shares and the NioCorp Assumed Warrants, by negotiations between the Selling Shareholders and the buyers of Common Shares and NioCorp Assumed Warrants in private transactions or as otherwise described in “Plan of Distribution.”

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SELLING SHAREHOLDERS

This prospectus relates, in part, to the offer and sale from time to time by the Selling Shareholders of (i) up to an aggregate of 24,213,950 Common Shares, consisting of (a) up to 5,035,293 Common Shares issuable upon conversion of the Convertible Debentures, (b) up to 1,789,267 Common Shares issuable upon exercise of the Financing Warrants, (c) up to 487,701 Common Shares issuable upon exercise of the Private Placement Warrants, (d) up to 6,510 Common Shares issuable upon exercise of the Finder Warrants, (e) up to 4,565,808 Common Shares issuable upon exchange of the Vested Shares, (f) up to 1,695,798 Common Shares issuable upon exchange of the Tranche I Earnout Shares, (g) up to 1,695,798 Common Shares issuable upon exchange of the Tranche II Earnout Shares, (h) up to 6,336,981 Common Shares issuable upon exercise of the NioCorp Assumed Warrants being offered by certain of the Selling Shareholders under this prospectus, (i) 1,744,994 Common Shares that are issued and outstanding and were issued to certain executive officers of NioCorp and (j) up to 855,800 Common Shares issuable upon exercise of the Lind Warrants; and (ii) up to an aggregate of 5,666,667 NioCorp Assumed Warrants. For additional information regarding the issuances of the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus, see the section titled “Summary—Background.” Except as otherwise described in the section titled “Summary—Background” and in the footnotes to the table below, none of the Selling Shareholders has, or has had, any material relationship with us.

The table below presents information regarding the Selling Shareholders and the Common Shares and the NioCorp Assumed Warrants that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholders. The number of Common Shares in the column “Maximum Number of Common Shares to be Offered Pursuant to this Prospectus” represents all of the Common Shares that the Selling Shareholders may offer under this prospectus. The number of NioCorp Assumed Warrants in the column “Maximum Number of NioCorp Assumed Warrants to be Offered Pursuant to this Prospectus” represents all of the NioCorp Assumed Warrants that the Selling Shareholders may offer under this prospectus. The Selling Shareholders may sell some, all or none of their Common Shares and NioCorp Assumed Warrants covered by this prospectus in this offering. We do not know how long the Selling Shareholders will hold such Common Shares and NioCorp Assumed Warrants before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the Common Shares or the NioCorp Assumed Warrants the Selling Shareholders may sell under this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Common Shares or NioCorp Assumed Warrants, as applicable, with respect to which the Selling Shareholders have voting or investment power. The percentage of Common Shares beneficially owned by the Selling Shareholders prior to and after the offering shown in the table below is based on an aggregate of 31,918,218 Common Shares outstanding on August 21, 2023. The number of Common Shares that may actually be issued by us upon conversion of the Convertible Debentures, exercise of the Warrants, exchange of the Vested Shares, exchange of the Tranche I Earnout Shares and exchange of the Tranche II Earnout Shares may be fewer than the number of Common Shares being offered by this prospectus. The percentage of NioCorp Assumed Warrants beneficially owned by the Selling Shareholders prior to and after the offering shown in the table below is based on an aggregate of 15,666,626 NioCorp Assumed Warrants outstanding on August 21, 2023. The columns “Number of Common Shares Beneficially Owned After Offering” and “Number of NioCorp Assumed Warrants Beneficially Owned After Offering” assume the issuance of all of the Common Shares covered by this prospectus.

Except as otherwise described below, based on the information provided to us by the Selling Shareholders, none of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer.

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	Number of Common Shares Beneficially Owned Prior to Offering		Number of NioCorp Assumed Warrants Beneficially Owned Prior to Offering		Maximum Number of Common Shares to be Offered Pursuant to this Prospectus	Maximum Number of NioCorp Assumed Warrants to be Offered Pursuant to this Prospectus	Number of Common Shares Beneficially Owned After Offering		Number of NioCorp Assumed Warrants Beneficially Owned After Offering
Name of Selling Shareholder	Number	Percent	Number	Percent			Number	Percent	Number	Percent
YA II PN, Ltd. (1)	6,824,560	17.62%	—	—	6,824,560	—	—	—	—	—
Lind Global Asset Management III, LLC (2)	892,258	2.72%	—	—	892,258	—	—	—	—	—
Steve Everhart (3)	413,189	1.29%	—	—	65,337	—	347,852	*	—	—
Gerardus M.M. Op De Weegh (4)	1,000	*	—	—	1,000	—	—	—	—	—
Luc Jansen (5)	72,500	*	—	—	6,000	—	66,500	*	—	—
Kenneth Thoonen (6)	23,985	*	—	—	6,000	—	17,985	*	—	—
Eva Jasja van der Haar (7)	5,000	*	—	—	750	—	4,250	*	—	—
Wim Bakker (8)	1,020	*	—	—	520	—	500	*	—	—
Benedikt Bruggeman (9)	20,000	*	—	—	5,000	—	15,000	*	—	—
Rene Clignett (10)	60,030	*	—	—	6,500	—	53,530	*	—	—
Klaas de Groot (11)	4,000	*	—	—	2,000	—	2,000	*	—	—
Jozef D’Hauwe (12)	3,600	*	—	—	1,000	—	2,600	*	—	—
Willemina Johanna de Vries-Mulder (13)	11,750	*	—	—	5,000	—	6,750	*	—	—
Hassan Ghrib (14)	12,130	*	—	—	5,000	—	7,130	*	—	—
Bennie Hoornveld (15)	6,196	*	—	—	3,000	—	3,196	*	—	—
Hans Janshen (16)	30,800	*	—	—	10,000	—	20,800	*	—	—
Marc Joosten (17)	26,600	*	—	—	10,000	—	16,600	*	—	—
La Montagne Beheer B.V. (18)	2,200	*	—	—	1,000	—	1,200	*	—	—
Alwin Leltz (19)	3,000	*	—	—	1,000	—	2,000	*	—	—
Ramon Salceda (20)	8,086	*	—	—	1,000	—	7,086	*	—	—
Alwin Tetteroo (21)	22,524	*	—	—	6,000	—	16,524	*	—	—
Peter Tromp (22)	10,050	*	—	—	10,000	—	50	*	—	—
Toon van Ginderen (23)	5,000	*	—	—	5,000	—	—	—	—	—
Christa van Ittersum (24)	21,291	*	—	—	10,000	—	11,291	*	—	—
Dirk MCA van Meteren (25)	57,000	*	—	—	2,500	—	54,500	*	—	—
Renny van Wijk (26)	20,000	*	—	—	10,000	—	10,000	*	—	—
Joannes Peter van Wijk (27)	8,500	*	—	—	2,500	—	6,000	*	—	—

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Anthonie van Zalk (28)	10,000	*	—	—	5,000	—	5,000	*	—	—
Martin Vandamme (29)	18,000	*	—	—	9,000	—	9,000	*	—	—
Edo Veenis (30)	14,000	*	—	—	3,000	—	11,000	*	—	—
Jozeph Verbon (31)	17,150	*	—	—	5,000	—	12,150	*	—	—
Adrianus Verburg (32)	18,190	*	—	—	6,000	—	12,190	*	—	—
Mark Verhaaren (33)	5,000	*	—	—	2,500	—	2,500	*	—	—
Kees Volders (34)	11,421	*	—	—	1,000	—	10,421	*	—	—
Earth Labs Inc. (35)	12,500	*	—	—	12,500	—	—	—	—	—
James Rowland (36)	2,680	*	—	—	1,340	—	1,340	*	—	—
Advisir Venture (37)	10,416	*	—	—	10,416	—	—	—	—	—
Gloria Christilaw (38)	24,063	*	—	—	7,100	—	16,963	*	—	—
David Christilaw and/or Gloria Christilaw JTWROS (39)	8,073	*	—	—	7,200	—	873	*	—	—
Sarah Christilaw (40)	15,128	*	—	—	7,000	—	8,128	*	—	—
Adam Christilaw and/or Hayley Christilaw JTWROS (41)	8,970	*	—	—	4,900	—	4,070	*	—	—
Hayley Christilaw (42)	7,850	*	—	—	4,000	—	3,850	*	—	—
Don Heath (43)	30,600	*	—	—	14,800	—	15,800	*	—	—
Debby Heath (44)	18,200	*	—	—	8,100	—	10,100	*	—	—
Vance Merson and/or Ellen Merson JTWROS (45)	5,600	*	—	—	3,100	—	2,500	*	—	—
Maria Elizabeth Moore (46)	37,500	*	—	—	12,250	—	25,250	*	—	—
Donna Kings (47)	9,750	*	—	—	3,000	—	6,750	*	—	—
Don Ambeau (48)	13,428	*	—	—	4,700	—	8,728	*	—	—
Marva Usher (49)	12,380	*	—	—	5,000	—	7,380	*	—	—
Michelle Amey (50)	13,016	*	—	—	5,000	—	8,016	*	—	—
David Christilaw (51)	54,063	*	—	—	36,100	—	17,963	*	—	—
Adam Christilaw (52)	40,600	*	—	—	20,850	—	19,750	*	—	—
Colleen Fox (53)	13,510	*	—	—	10,000	—	3,510	*	—	—
Chris Young (54)	21,300	*	—	—	17,900	—	3,400	*	—	—

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Weber Investment Corporation (55)	140,000	*	—	—	45,000	—	95,000	*	—	—
Robert M Laird (56)	11,669	*	—	—	3,380	—	8,289	*	—	—
Research Capital Corporation (57)	6,480	*	—	—	6,480	—	—	—	—	—
Red Cloud Mining Capital Inc. (58)	30	*	—	—	30	—	—	—	—	—
Cooper Road, LLC (59)	4,117,717	11.43%	1,615,057	10.31%	4,117,717	1,615,057	—	—	—	—
Cooper Road Acquisition, LLC (60)	247,272	*	42,000	*	247,272	42,000	—	—	—	—
Dean C. Kehler (61)	3,809,953	10.66%	1,657,057	10.58%	3,809,953	1,657,057	—	—	—	—
Elizabeth Kehler 2012 Trust (62)	555,038	1.71%	—	—	555,038	—	—	—	—	—
Michael G. Maselli (63)	778,231	2.38%	192,392	1.23%	778,231	192,392	—	—	—	—
Jordan S. Bloom (64)	627,187	1.93%	192,392	1.23%	627,187	192,392	—	—	—	—
Andrea J. Kellett (65)	76,218	*	18,621	*	76,218	18,621	—	—	—	—
Arthur Baer (66)	626,145	1.93%	162,522	1.04%	626,145	162,522	—	—	—	—
Equity Trust Company Custodian FBO Arthur D. Baer ROTH IRA (67)	83,427	*	29,870	*	83,427	29,870	—	—	—	—
AJA Partners LLC (68)	1,207,870	3.65%	432,432	2.76%	1,207,870	432,432	—	—	—	—
James Harpel (69)	333,923	1.04%	108,108	*	333,923	108,108	—	—	—	—
HW 2015 Trust u/a 7/23/15, Elaine Weinberger, Trustee (70)	635,893	1.85%	216,216	1.38%	635,893	216,216	—	—	—	—
Marc Mazur (71)	107,446	*	27,027	*	107,446	27,027	—	—	—	—
Corbin ERISA Opportunity Fund, Ltd. (72)	260,229	*	232,703	1.49%	260,229	232,703	—	—	—	—
Corbin Opportunity Fund, L.P. (73)	114,246	*	102,162	*	114,246	102,162	—	—	—	—
Atalaya Special Purpose Investment Fund II L.P. (74)	258,534	*	231,187	1.48%	258,534	231,187	—	—	—	—

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ACM Alameda Special Purpose Investment Fund II LP(75)	455,056	1.41%	406,921	2.60%	455,056	406,921	—	—	—	—
Mark A. Smith (76)	2,226,795	6.74%	—	—	1,726,544	—	500,251	*	—	—
Neal S. Shah (77)	185,000	*	—	—	5,450	—	179,550	*	—	—
Scott Honan (78)	184,452	*	—	—	13,000	—	171,452	*	—	—
Total	26,068,468	47.93%	5,666,667	36.17%	24,213,950	5,666,667	1,854,518	2.83%	—	—

* Represents ownership of less than 1%.

(1)	Beneficial ownership includes (a) an estimated 5,035,293 Common Shares issuable upon conversion of the Convertible Debentures, assuming (i) the conversion of all $10,000,000 aggregate principal amount outstanding of the Convertible Debentures, plus $793,151 of accrued interest, (ii) a conversion price equal to the Floor Price (as defined herein) of $2.1435 and (iii) none of the limitations on conversion of the Convertible Debentures set forth in the Yorkville Convertible Debt Financing Agreement apply; and (b) 1,789,267 Common Shares issuable upon exercise of the Financing Warrants, assuming (i) none of the holders of the Financing Warrants elects cashless exercise and (ii) none of the limitations on exercise of the Financing Warrants set forth the Yorkville Convertible Debt Financing Agreement apply. Pursuant to the terms of the Convertible Debentures and the Financing Warrants, YA may not convert Convertible Debentures or exercise Financing Warrants into Common Shares in an amount that would result in YA (or its affiliates) beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) more than 4.99% of the Common Shares outstanding immediately after giving effect to such conversion or exercise or receipt of shares (the “Beneficial Ownership Limitation”); provided that YA may waive the Beneficial Ownership Limitation upon not less than 65 days’ prior notice to NioCorp. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Common Shares beneficially owned prior to the offering all of the Common Shares that YA may be required to purchase under the Yorkville Equity Facility Financing Agreement, because the issuance of such Common Shares is solely at our discretion and is subject to conditions contained in the Yorkville Equity Facility Financing Agreement, the satisfaction of which are entirely outside of YA’s control. YA is a fund managed by Yorkville Advisors Global, LP. Yorkville Advisors Global II, LLC is the General Partner of Yorkville Advisors Global, LP. All investment decisions for YA are made by Yorkville Advisors Global II, LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.
(2)	The Selling Shareholder, Lind Global Asset Management III, LLC, is the registered owner of the Common Shares. The jurisdiction of the Selling Shareholder is the United States. Each of Lind Global Macro Fund, LP, the sole member of Lind Global Asset Management III, LLC, Lind Global Partners LLC, the general partner of Lind Global Macro Fund, LP, and Jeff Easton, the managing member of Lind Global Macro Fund, LP, have voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 855,800 Common Shares issuable upon exercise of the Lind Warrants and (b) 36,458 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 855,800 Common Shares issuable upon exercise of the Lind Warrants and 36,458 Common Shares issuable upon exercise of Private Placement Warrants.
(3)	The Selling Shareholder, Steve Everhart, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is the United States. Beneficial ownership includes (a) 347,852 Common Shares and (b) 65,337 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 65,337 Common Shares issuable upon exercise of Private Placement Warrants.
(4)	The Selling Shareholder, Gerardus M.M. Op De Weegh, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Aruba. Beneficial ownership includes 1,000
22

Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 1,000 Common Shares issuable upon exercise of Private Placement Warrants.

(5)	The Selling Shareholder, Luc Jansen, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 66,500 Common Shares and (b) 6,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 6,000 Common Shares issuable upon exercise of Private Placement Warrants.
(6)	The Selling Shareholder, Kenneth Thoonen, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 17,985 Common Shares and (b) 6,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 6,000 Common Shares issuable upon exercise of Private Placement Warrants.
(7)	The Selling Shareholder, Eva Jasja van der Haar, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 4,250 Common Shares and (b) 750 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 750 Common Shares issuable upon exercise of Private Placement Warrants.
(8)	The Selling Shareholder, Wim Bakker, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 500 Common Shares and (b) 520 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 520 Common Shares issuable upon exercise of Private Placement Warrants.
(9)	The Selling Shareholder, Benedikt Bruggeman, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 15,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 5,000 Common Shares issuable upon exercise of Private Placement Warrants.
(10)	The Selling Shareholder, Rene Clignett, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 53,530 Common Shares and (b) 6,500 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 6,500 Common Shares issuable upon exercise of Private Placement Warrants.
(11)	The Selling Shareholder, Klaas de Groot, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 2,000 Common Shares and (b) 2,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 2,000 Common Shares issuable upon exercise of Private Placement Warrants.
(12)	The Selling Shareholder, Jozef D’Hauwe, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 2,600 Common Shares and (b) 1,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 1,000 Common Shares issuable upon exercise of Private Placement Warrants.
(13)	The Selling Shareholder, Willemina Johanna de Vries-Mulder, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 6,750 Common Shares and (b) 5,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 5,000 Common Shares issuable upon exercise of Private Placement Warrants.
23

(14)	The Selling Shareholder, Hassan Ghrib, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 7,130 Common Shares and (b) 5,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 5,000 Common Shares issuable upon exercise of Private Placement Warrants.
(15)	The Selling Shareholder, Bennie Hoornveld, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 3,196 Common Shares and (b) 3,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 3,000 Common Shares issuable upon exercise of Private Placement Warrants.
(16)	The Selling Shareholder, Hans Janshen, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 20,800 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(17)	The Selling Shareholder, Marc Joosten, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 16,600 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(18)	The Selling Shareholder, La Montagne Beheer B.V., is the registered owner of the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. PJ van Bergen, Director of La Montagne Beheer B.V., has voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 1,200 Common Shares and (b) 1,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 1,000 Common Shares issuable upon exercise of Private Placement Warrants.
(19)	The Selling Shareholder, Alwin Leltz, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 2,000 Common Shares and (b) 1,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 1,000 Common Shares issuable upon exercise of Private Placement Warrants.
(20)	The Selling Shareholder, Ramon Salceda, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 7,086 Common Shares and (b) 1,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 1,000 Common Shares issuable upon exercise of Private Placement Warrants.
(21)	The Selling Shareholder, Alwin Tetteroo, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 16,524 Common Shares and (b) 6,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 6,000 Common Shares issuable upon exercise of Private Placement Warrants.
(22)	The Selling Shareholder, Peter Tromp, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 50 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(23)	The Selling Shareholder, Toon van Ginderen, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes 5,000 Common
24

Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 5,000 Common Shares issuable upon exercise of Private Placement Warrants.

(24)	The Selling Shareholder, Christa van Ittersum, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 11,291 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(25)	The Selling Shareholder, Dirk MCA van Meteren, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 54,500 Common Shares and (b) 2,500 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 2,500 Common Shares issuable upon exercise of Private Placement Warrants.
(26)	The Selling Shareholder, Renny van Wijk, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 10,000 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(27)	The Selling Shareholder, Joannes Peter van Wijk, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 6,000 Common Shares and (b) 2,500 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 2,500 Common Shares issuable upon exercise of Private Placement Warrants.
(28)	The Selling Shareholder, Anthonie van Zalk, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 5,000 Common Shares and (b) 5,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 5,000 Common Shares issuable upon exercise of Private Placement Warrants.
(29)	The Selling Shareholder, Martin Vandamme, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Belgium. Beneficial ownership includes (a) 9,000 Common Shares and (b) 9,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 9,000 Common Shares issuable upon exercise of Private Placement Warrants.
(30)	The Selling Shareholder, Edo Veenis, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 11,000 Common Shares and (b) 3,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 3,000 Common Shares issuable upon exercise of Private Placement Warrants.
(31)	The Selling Shareholder, Jozeph Verbon, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 12,150 Common Shares and (b) 5,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 5,000 Common Shares issuable upon exercise of Private Placement Warrants.
(32)	The Selling Shareholder, Adrianus Verburg, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 12,190 Common Shares and (b) 6,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 6,000 Common Shares issuable upon exercise of Private Placement Warrants.
25

(33)	The Selling Shareholder, Mark Verhaaren, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 2,500 Common Shares and (b) 2,500 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 2,500 Common Shares issuable upon exercise of Private Placement Warrants.
(34)	The Selling Shareholder, Kees Volders, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is The Netherlands. Beneficial ownership includes (a) 10,421 Common Shares and (b) 1,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 1,000 Common Shares issuable upon exercise of Private Placement Warrants.
(35)	The Selling Shareholder, Earth Labs Inc., is the registered owner of the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Mathew Wilson has voting and investment power over the Common Shares and may be deemed a beneficial owner. Beneficial ownership includes 12,500 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 12,500 Common Shares issuable upon exercise of Private Placement Warrants.
(36)	The Selling Shareholder, James Rowland, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is the United States. Beneficial ownership includes (a) 1,340 Common Shares and (b) 1,340 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 1,340 Common Shares issuable upon exercise of Private Placement Warrants.
(37)	The Selling Shareholder, Advisir Venture, is the registered owner of the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Advisir Venture is a wholly owned subsidiary of Report Card Canada Media. Gary Kelly has voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes 10,416 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,416 Common Shares issuable upon exercise of Private Placement Warrants.
(38)	The Selling Shareholder, Gloria Christilaw, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 16,963 Common Shares and (b) 7,100 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 7,100 Common Shares issuable upon exercise of Private Placement Warrants. Gloria Christilaw also has voting and investment power over Common Shares that she beneficially owns with David Christilaw. See footnote (39).
(39)	The Selling Shareholders, David Christilaw and/or Gloria Christilaw JTWROS, have shared voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholders is Canada. Beneficial ownership includes (a) 873 Common Shares and (b) 7,200 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholders are offering pursuant to this prospectus 7,200 Common Shares issuable upon exercise of Private Placement Warrants.
(40)	The Selling Shareholder, Sarah Christilaw, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 8,128 Common Shares and (b) 7,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 7,000 Common Shares issuable upon exercise of Private Placement Warrants.
(41)	The Selling Shareholders, Adam Christilaw and/or Hayley Christilaw JTWROS, have shared voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholders is Canada. Beneficial ownership includes (a) 4,070 Common Shares and (b) 4,900 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholders are offering pursuant to this prospectus 4,900 Common Shares issuable upon exercise of Private Placement Warrants.
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(42)	The Selling Shareholder, Hayley Christilaw, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 3,850 Common Shares and (b) 4,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 4,000 Common Shares issuable upon exercise of Private Placement Warrants. Hayley Christilaw also has voting and investment power over Common Shares that she beneficially owns with Adam Christilaw. See footnote (41).
(43)	The Selling Shareholder, Don Heath, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 15,800 Common Shares and (b) 14,800 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 14,800 Common Shares issuable upon exercise of Private Placement Warrants.
(44)	The Selling Shareholder, Debby Heath, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 10,100 Common Shares and (b) 8,100 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 8,100 Common Shares issuable upon exercise of Private Placement Warrants.
(45)	The Selling Shareholders, Vance Merson and/or Ellen Merson JTWROS, have shared voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 2,500 Common Shares and (b) 3,100 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 3,100 Common Shares issuable upon exercise of Private Placement Warrants.
(46)	The Selling Shareholder, Maria Elizabeth Moore, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 25,250 Common Shares and (b) 12,250 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 12,250 Common Shares issuable upon exercise of Private Placement Warrants.
(47)	The Selling Shareholder, Donna Kings, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 6,750 Common Shares and (b) 3,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 3,000 Common Shares issuable upon exercise of Private Placement Warrants.
(48)	The Selling Shareholder, Don Ambeau, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 8,728 Common Shares and (b) 4,700 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 4,700 Common Shares issuable upon exercise of Private Placement Warrants.
(49)	The Selling Shareholder, Marva Usher, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 7,380 Common Shares and (b) 5,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 5,000 Common Shares issuable upon exercise of Private Placement Warrants.
(50)	The Selling Shareholder, Michelle Amey, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 8,016 Common Shares and (b) 5,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 5,000 Common Shares issuable upon exercise of Private Placement Warrants.
(51)	The Selling Shareholder, David Christilaw, has sole voting and investment power over the Common Shares. The securities beneficially owned and offered hereunder are held by David Christilaw both through David
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Christilaw CHARTERED ACCOUNTANT PROFESSIONAL CORPORATION, a professional corporation organized under the laws of Ontario and through a solely owned entity, 939042 Ontario Inc., a corporation incorporated under the laws of Ontario, Canada. David Christilaw is the person at David Christilaw CHARTERED ACCOUNTANT PROFESSIONAL CORPORATION and 939042 Ontario Inc. that exercises voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 54,063 Common Shares and (b) 36,100 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 36,100 Common Shares issuable upon exercise of Private Placement Warrants. David Christilaw also has voting and investment power over Common Shares of the Company that he beneficially owns with Gloria Christilaw. See footnote (39).

(52)	In addition to the Common Shares and Common Share purchase warrants he owns individually, the Selling Shareholder, Adam Christilaw, has sole voting and investment power over and may be deemed to be a beneficial owner of the Common Shares and Common Share purchase warrants registered in the name of 2064501 Ontario Inc, a corporation incorporated under the laws of Canada. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 19,750 Common Shares and (b) 20,850 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 20,850 Common Shares issuable upon exercise of Private Placement Warrants. Adam Christilaw also has voting and investment power over Common Shares of the Company that he beneficially owns with Hayley Christilaw. See footnote (41).
(53)	In addition to the Common Shares and Common Share purchase warrants she owns individually, Colleen Fox has sole voting and investment power over and may be deemed to be a beneficial owner of the Common Shares and Common Share purchase warrants registered in the name of 2506764 Ontario Inc., a corporation incorporated under the laws of Canada. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 3,510 Common Shares and (b) 10,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 10,000 Common Shares issuable upon exercise of Private Placement Warrants.
(54)	In addition to the Common Shares and Common Share purchase warrants he owns individually, Chris Young has sole voting and investment power over and may be deemed to be a beneficial owner of the Common Shares and Common Share purchase warrants registered in the name of 1589835 Ontario Inc., a corporation incorporated under the laws of Canada. The jurisdiction of the Selling Shareholder is Canada. Beneficial ownership includes (a) 21,300 Common Shares and (b) 17,900 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 17,900 Common Shares issuable upon exercise of Private Placement Warrants.
(55)	The Selling Shareholder, Weber Investment Corporation, is the registered owner of the Common Shares and Common Share purchase warrants. The jurisdiction of the Selling Shareholder is Canada. Gary Weber has sole voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes (a) 140,000 Common Shares and (b) 45,000 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 45,000 Common Shares issuable upon exercise of Private Placement Warrants.
(56)	The Selling Shareholder, Robert M Laird, has sole voting and investment power over the Common Shares. The jurisdiction of the Selling Shareholder is the United States. Beneficial ownership includes (a) 8,289 Common Shares and (b) 3,380 Common Shares issuable upon exercise of Private Placement Warrants. The Selling Shareholder is offering pursuant to this prospectus 3,380 Common Shares issuable upon exercise of Private Placement Warrants.
(57)	The Selling Shareholder, Research Capital Corporation, is the registered owner of Common Share purchase warrants. The jurisdiction of the Selling Shareholder is Canada. Patrick Walsh has sole voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes 6,480 Common Shares issuable upon exercise of Finder Warrants. The Selling Shareholder is offering pursuant to this prospectus 6,480 Common Shares issuable upon exercise of Finder Warrants. Research Capital Corporation received the Finder Warrants being offered pursuant to this prospectus as part of a finder’s fee for services rendered in connection with the June 2022 Private Placement.
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(58)	The Selling Shareholder, Red Cloud Mining Capital Inc., is the registered owner of Common Share purchase warrants. The jurisdiction of the Selling Shareholder is Canada. Bruce Tatters, the Chief Executive Officer of Red Cloud Mining Capital Inc., has sole voting and investment power over the Common Shares and may be deemed to be a beneficial owner. Beneficial ownership includes 30 Common Shares issuable upon exercise of Finder Warrants. The Selling Shareholder is offering pursuant to this prospectus 30 Common Shares issuable upon exercise of Finder Warrants. Red Cloud Mining Capital Inc. received the Finder Warrants being offered pursuant to this prospectus as part of a finder’s fee for services rendered in connection with the June 2022 Private Placement.
(59)	Cooper Road, LLC (“Cooper Road”) is controlled by Jay Bloom, its managing member. Jay Bloom has sole voting and investment power over the securities Cooper Road beneficially owns. Beneficial ownership includes (a) 1,320,126 Common Shares issuable upon exchange of Vested Shares, (b) 495,743 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 495,743 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 1,806,105 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 1,615,057 NioCorp Assumed Warrants, in each case, held by Cooper Road. Cooper Road is a member of the Sponsor, and Jay Bloom was the Co-Chairman and Chief Executive Officer of GXII prior to the Business Combination and no longer holds the position. The address for Cooper Road is 4701 North Meridian Avenue, Unit 601, Miami Beach, FL 33140.
(60)	Cooper Road Acquisition, LLC (“Cooper Road Acquisition”) is controlled by Jordan Bloom, its sole member. Jordan Bloom has sole voting and investment power over the securities Cooper Road Acquisition beneficially owns. Beneficial ownership includes (a) 121,164 Common Shares issuable upon exchange of Vested Shares, (b) 39,570 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 39,570 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 46,968 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 42,000 NioCorp Assumed Warrants, in each case, held by Cooper Road Acquisition. Cooper Road Acquisition and Jordan Bloom are members of the Sponsor, and Jordan Bloom was an Officer and Vice President of GXII prior to the Business Combination and no longer holds the position. The address for Cooper Road Acquisition is 1300 Monad Terrace, Unit 10D, Miami Beach, FL 33139. Jordan Bloom also has sole voting and investment power over the securities that he holds. See footnote (64).
(61)	Dean C. Kehler has sole voting and investment power over the securities he holds. Beneficial ownership includes (a) 1,122,820 Common Shares issuable upon exchange of Vested Shares, (b) 417,030 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 417,030 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 1,853,073 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 1,657,057 NioCorp Assumed Warrants, in each case, held by Mr. Kehler. Mr. Kehler is a member of the Sponsor and was Co-Chairman and Chief Executive Officer of GXII prior to the Closing and no longer holds those positions. In connection with the Closing, Mr. Kehler became, and is currently, a Director of the Company. The address for Mr. Kehler is c/o Trimaran Capital 1325 Avenue of the Americas, 28th Floor, New York, NY 10019. Mr. Kehler also shares voting and investment power over the securities that the Elizabeth Kehler 2012 Family Trust under Declaration of Trust dated December 12, 2012 (the “Elizabeth Kehler Trust”) beneficially owns as co-trustee. See footnote (62).
(62)	The Elizabeth Kehler Trust is controlled by Dean C. Kehler and U.S. Trust Company of Delaware as co-trustees. In their capacities as co-trustees, Mr. Kehler and U.S. Trust Company of Delaware share voting and investment power over the securities the Elizabeth Kehler Trust beneficially owns. Beneficial ownership includes (a) 318,470 Common Shares issuable upon exchange of Vested Shares, (b) 118,284 Common Shares issuable upon exchange of Tranche I Earnout Shares and (c) 118,284 Common Shares issuable upon exchange of Tranche II Earnout Shares, in each case, held by the Elizabeth Kehler Trust. The Elizabeth Kehler Trust and Mr. Kehler are members of the Sponsor, and Mr. Kehler was Co-Chairman and Chief Executive Officer of GXII prior to the Closing and no longer holds those positions. In connection with the Closing, Mr. Kehler became, and is currently, a Director of the Company. The address for the Elizabeth Kehler Trust is c/o Trimaran Capital 1325 Avenue of the Americas, 28th Floor, New York, NY 10019.
(63)	Michael Maselli has sole voting and investment power over the securities he beneficially owns. Beneficial ownership includes (a) 323,085 Common Shares issuable upon exchange of Vested Shares, (b) 119,998 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 119,998 Common Shares issuable
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upon exchange of Tranche II Earnout Shares, (d) 215,150 of Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 192,392 NioCorp Assumed Warrants, in each case, held by Mr. Maselli. Mr. Maselli is a member of the Sponsor and was President of GXII prior to the Closing and no longer holds that position. In connection with the Closing, Mr. Maselli became, and is currently, a Director of the Company. The address for Mr. Maselli is 34 Rockledge Drive, Pelham, NY 10803.

(64)	Jordan Bloom has sole voting and investment power over the securities he holds. Beneficial ownership includes (a) 236,419 Common Shares issuable upon exchange of Vested Shares, (b) 87,809 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 87,809 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 215,150 of Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 192,392 NioCorp Assumed Warrants, in each case, held by Jordan Bloom. Jordan Bloom is a member of the Sponsor and was an Officer and Vice President of GXII prior to the Closing and no longer holds those positions. The address for Jordan Bloom is 1300 Monad Terrace, Unit 10D, Miami Beach, FL 33139. Jordan Bloom also has sole voting and investment power over the securities Cooper Road Acquisition beneficially owns. See footnote (60).
(65)	Andrea Kellett has sole voting and investment power over the securities she beneficially owns. Beneficial ownership includes (a) 31,783 Common Shares issuable upon exchange of Vested Shares, (b) 11,806 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 11,806 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 20,823 of Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 18,621 NioCorp Assumed Warrants, in each case, held by Ms. Kellett. Ms. Kellett is a member of the Sponsor and was the Chief Financial Officer of GXII prior to the Closing and no longer holds that position. The address for Ms. Kellett is 36 Stillwater Avenue, Massapequa, NY 11758.
(66)	Arthur Baer has sole voting and investment power over the securities he holds. Beneficial ownership includes (a) 254,988 Common Shares issuable upon exchange of Vested Shares, (b) 94,705 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 94,705 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 181,747 of Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 162,522 NioCorp Assumed Warrants, in each case, held by Mr. Baer. Mr. Baer is a member of the Sponsor and was an Officer and Vice President of GXII prior to the Closing and no longer holds those positions. The address for Mr. Baer is 30 W. 63rd Street, Apt. 3J New York, NY 10023. Mr. Baer also has sole voting and investment power over the securities Equity Trust Custodian FBO Arthur D. Baer ROTH IRA (the “Baer IRA”) beneficially owns. See footnote (67).
(67)	The Baer IRA is controlled by Arthur Baer. Mr. Baer has sole voting and investment power over the securities the Baer IRA beneficially owns. Beneficial ownership includes (a) 28,704 Common Shares issuable upon exchange of Vested Shares, (b) 10,660 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 10,660 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 33,403 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 29,870 NioCorp Assumed Warrants, in each case, held by the Baer IRA. The Baer IRA and Mr. Baer are members of the Sponsor, and Mr. Baer was an Officer and Vice President of GXII prior to the Closing and no longer holds those positions. The address for the Baer IRA is c/o Arthur Baer, 30 W. 63rd Street, Apt. 3J New York, NY 10023. Mr. Baer also has sole voting and investment power over the securities that he holds. See footnote (66).
(68)	AJA Partners LLC (“AJA Partners”) is controlled by Leon Wagner as manager. Mr. Wagner has sole voting and investment power over the securities AJA Partners beneficially owns. Beneficial ownership includes (a) 415,581 Common Shares issuable upon exchange of Vested Shares, (b) 154,352 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 154,352 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 483,585 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 432,432 NioCorp Assumed Warrants, in each case, held by AJA Partners. AJA Partners is a member of the Sponsor. The address for AJA Partners is PO Box 68, New Rochelle, NY 10804.
(69)	James Harpel has sole voting and investment power over the securities he beneficially owns. Beneficial ownership includes (a) 122,231 Common Shares issuable upon exchange of Vested Shares, (b) 45,398 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 45,398 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 120,896 of Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 108,108 NioCorp Assumed Warrants, in each case, held by Mr. Harpel. Mr. Harpel
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is a member of the Sponsor and was a Director of GXII prior to the Closing and no longer holds that position. The address for Mr. Harpel is 1100 South Flagler Drive, Unit 1204, West Palm Beach, FL 33401.

(70)	HW 2015 Trust u/a 7/23/15, Elaine Weinberger, Trustee (the “HW 2015 Trust”) is controlled by Elaine Weinberger as the trustee. Mr. Weinberger has sole voting and investment power over the securities the HW 2015 Trust beneficially owns. Beneficial ownership includes (a) 226,127 Common Shares issuable upon exchange of Vested Shares, (b) 83,987 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 83,987 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 241,792 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 216,216 NioCorp Assumed Warrants, in each case, held by the HW 2015 Trust. Mr. Weinberger is a member of the Sponsor and was a Director of GXII prior to the Closing and no longer holds that position. The address for the HW 2015 is 591 Winthrop Road, Teaneck, NJ 07666.
(71)	Marc Mazur has sole voting and investment power over the securities he beneficially owns. Beneficial ownership includes (a) 44,310 Common Shares issuable upon exchange of Vested Shares, (b) 16,456 Common Shares issuable upon exchange of Tranche I Earnout Shares, (c) 16,456 Common Shares issuable upon exchange of Tranche II Earnout Shares, (d) 30,224 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (e) 27,027 NioCorp Assumed Warrants, in each case, held by Mr. Mazur. Mr. Mazur is a member of the Sponsor and was a Director of GXII prior to the Closing and no longer holds that position. The address for Mr. Mazur is 40 Beach Tree Lave, Pelham Manor, NY 10803.
(72)	Corbin ERISA Opportunity Fund Ltd. (“Corbin ERISA”) is controlled by its sole general partner, Corbin Capital Partners Group, LLC (“Corbin Capital Partners”). Corbin Capital Partners is managed by its officers, Tracy McHale Stuart, Steven Carlino, Daniel Friedman and Craig C. Bergstrom. Ms. McHale Stuart and Messrs. Carlino, Friedman and Bergstrom share voting and investment power over the securities Corbin ERISA beneficially owns. Beneficial ownership includes (a) 260,229 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (b) 232,703 NioCorp Assumed Warrants, in each case, held by Corbin ERISA. Ms. McHale Stuart and Messrs. Carlino, Friedman and Bergstrom disclaim beneficial ownership of the securities held by Corbin ERISA. Corbin ERISA is a member of the Sponsor. The address for Corbin ERISA is 590 Madison Avenue, 31st Floor, New York, NY 10022. Ms. McHale Stuart and Messrs. Carlino, Friedman and Bergstrom also share voting and investment power over the securities Corbin Opportunity Fund LP (“Corbin Opportunity”) beneficially owns. See footnote (73).
(73)	Corbin Opportunity is controlled by its sole general partner, Corbin Capital Partners. Corbin Capital Partners is managed by its officers, Tracy McHale Stuart, Steven Carlino, Daniel Friedman and Craig C. Bergstrom. Ms. McHale Stuart and Messrs. Carlino, Friedman and Bergstrom share voting and investment power over the securities Corbin Opportunity beneficially owns. Beneficial ownership includes (a) 114,246 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (b) 102,162 NioCorp Assumed Warrants, in each case, held by Corbin Opportunity. Ms. McHale Stuart and Messrs. Carlino, Friedman and Bergstrom disclaim beneficial ownership of the securities held by Corbin Opportunity. Corbin Opportunity is a member of the Sponsor The address for Corbin Opportunity is 590 Madison Avenue, 31st Floor, New York, NY 10022. Ms. McHale Stuart and Messrs. Carlino, Friedman and Bergstrom also share voting and investment power over the securities Corbin ERISA beneficially owns. See footnote (72).
(74)	Atalaya Special Purpose Investment Fund II LP (“Atalaya”) is controlled by Ivan Zinn. Mr. Zinn has sole voting and investment power over the securities Atalaya beneficially owns. Beneficial ownership includes (a) 258,534 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (b) 231,187 NioCorp Assumed Warrants, in each case, held by Atalaya. Atalaya is a member of the Sponsor. The address for Atalaya is c/o Drew Phillips One Rockefeller Plaza, 32nd Floor, New York, NY 10020. Mr. Zinn also controls ACM Alameda Special Purpose Investment Fund II LP (“Alameda”) and has sole voting and investment power over the securities Alameda beneficially owns. See footnote (75).
(75)	Alameda is controlled by Ivan Zinn. Mr. Zinn has sole voting and investment power over the securities Alameda beneficially owns. Beneficial ownership includes(a) 455,056 Common Shares issuable upon exercise of NioCorp Assumed Warrants and (b) 406,921 NioCorp Assumed Warrants, in each case, held by Alameda. Alameda is a member of the Sponsor. The address for Alameda is c/o Drew Phillips One Rockefeller Plaza,
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32nd Floor, New York, NY 10020. Mr. Zinn also controls Atalaya and has sole voting and investment power over the securities Atalaya beneficially owns. See footnote (74).

(76)	Mark A. Smith has sole voting and investment power over the securities he beneficially owns. Beneficial ownership includes (a) 2,041,795 Common Shares that are issued and outstanding, (b) 50,000 Common Shares issuable upon exercise of options, exercisable at C$7.50 per Common Share, expiring December 14, 2023, (c) 65,000 Common Shares issuable upon exercise of options, exercisable at C$13.60 per Common Share, expiring December 17, 2024, and (d) 70,000 Common Shares issuable upon exercise of the options, exercisable at C$9.52 per Common Share, expiring March 27, 2026, in each case, held by Mr. Smith. Mr. Smith is offering pursuant to this prospectus 1,726,544 Common Shares that are issued and outstanding. Mr. Smith is the President, Chief Executive Officer and Chairman of the Board of Directors of NioCorp. The address for Mr. Smith is c/o NioCorp Developments Ltd., 7000 Yosemite Street, Suite 115, Centennial, CO 80112.
(77)	Neal S. Shah has sole voting and investment power over the securities he beneficially owns. Beneficial ownership includes (a) 55,000 Common Shares that are issued and outstanding, (b) 35,000 Common Shares issuable upon exercise of the options, exercisable at C$5.40 per Common Share, expiring November 15, 2023, (c) 25,000 Common Shares issuable upon exercise of options, exercisable at C$7.50 per Common Share, expiring December 14, 2023, (d) 30,000 Common Shares issuable upon exercise of options, exercisable at C$13.60 per Common Share, expiring December 17, 2024, and (e) 40,000 Common Shares issuable upon exercise of the options, exercisable at C$9.52 per Common Share, expiring March 27, 2026, in each case, held by Mr. Shah. Mr. Shah is offering pursuant to this prospectus 5,450 Common Shares that are issued and outstanding. Mr. Shah is the Chief Financial Officer of NioCorp. The address for Mr. Shah is c/o NioCorp Developments Ltd., 7000 Yosemite Street, Suite 115, Centennial, CO 80112.
(78)	Scott Honan has sole voting and investment power over the securities he beneficially owns. Beneficial ownership includes (a) 54,452 Common Shares that are issued and outstanding, (b) 35,000 Common Shares issuable upon exercise of options, exercisable at C$5.40 per Common Share, expiring November 15, 2023, (c) 25,000 Common Shares issuable upon exercise of options, exercisable at C$7.50 per Common Share, expiring December 14, 2023, (d) 30,000 Common Shares issuable upon exercise of options, exercisable at C$13.60 per Common Share, expiring December 17, 2024, and (e) 40,000 Common Shares issuable upon exercise of options, exercisable at C$9.52 per Common Share, expiring March 27, 2026, in each case, held by Mr. Honan. Mr. Honan is offering pursuant to this prospectus 13,000 Common Shares that are issued and outstanding. Mr. Honan is the Chief Operations Officer NioCorp. The address for Mr. Honan is c/o NioCorp Developments Ltd., 7000 Yosemite Street, Suite 115, Centennial, CO 80112.

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Description of Capital Stock

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares, without par value. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Company’s Board of Directors. The Common Shares are entitled, upon liquidation, dissolution, or winding up of the Company, to receive the remaining assets of the Company available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of the Company, other than as discussed below and Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition of Canada (the “Commissioner”) to review any acquisition of a significant interest in the Company. This legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

Investment Canada Act

The Investment Canada Act subjects an acquisition of control of a company by a non-Canadian to government review if the enterprise value of such company, as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a broad range of investments by a non-Canadian. No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.”

Warrants

From time to time, the Company has outstanding Common Share purchase warrants, with each Common Share purchase warrant exercisable for one Common Share. The exercise price per Common Share and the number of Common Shares issuable upon exercise of Common Share purchase warrants is subject to adjustment upon the occurrence of certain events, including, but not limited to, the following:

●	the subdivision or re-division of the outstanding Common Shares into a greater number of Common Shares;
●	the reduction, combination or consolidation of the outstanding Common Shares into a lesser number of Common Shares;
●	the issuance of Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Common Share purchase warrants or any outstanding options);
●	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another body corporate; and
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●	a reclassification or other similar change to the outstanding Common Shares.

The Company will issue the Common Shares issuable upon exercise of Common Share purchase warrants within five business days following its receipt of notice of exercise and payment of the exercise price, subject to surrender of the Common Share purchase warrants. Prior to the exercise of any Common Share purchase warrants, holders of the Common Share purchase warrants will not have any of the rights of holders of the Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the Common Shares issuable upon exercise.

NioCorp Assumed Warrants

In connection with the Closing, pursuant to the Business Combination Agreement, the Company assumed the GXII Warrant Agreement and each GXII Warrant thereunder that was issued and outstanding immediately prior to the Closing Date was converted into one NioCorp Assumed Warrant pursuant to the NioCorp Assumed Warrant Agreement. In connection with the Closing, NioCorp issued (a) 9,999,959 public NioCorp Assumed Warrants in respect of the GXII Warrants that were publicly traded prior to the Closing and (b) 5,666,667 NioCorp Assumed Warrants to the Sponsor in respect of the GXII Warrants that it held prior to the Closing, which NioCorp Assumed Warrants were subsequently distributed by the Sponsor to its members in connection with the Closing.

Both the public NioCorp Assumed Warrants and the NioCorp Assumed Warrants issued to the Sponsor are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the NioCorp Assumed Warrants issued to the Sponsor for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are held by someone other than the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants.

Each NioCorp Assumed Warrant is exercisable on and after April 16, 2023 until its expiration for 1.11829212 Common Shares at a price of $11.50 per 1.11829212 Common Shares (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like). Under the terms of NioCorp Assumed Warrant Agreement, for so long as the NioCorp Assumed Warrants issued to the Sponsor are held by the Sponsor, its members, or their respective affiliates and other permitted transferees, such holders have the right to elect to exercise those NioCorp Assumed Warrants on a cashless basis. For such NioCorp Assumed Warrants exercised on a cashless basis after the Closing, the holder will be entitled to pay the exercise price for those NioCorp Assumed Warrants by surrendering all or portion of the cash and/or Common Shares (valued at their fair market value) into which those NioCorp Assumed Warrants are exercisable as shall be elected by the holder. For this purpose, Common Shares so surrendered will be deemed to have a “fair market value” equal to the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date of exercise of the applicable NioCorp Assumed Warrants.

The NioCorp Assumed Warrants will expire at 5:00 p.m., New York City time, on March 17, 2028 or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a NioCorp Assumed Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the NioCorp Assumed Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No NioCorp Assumed Warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a NioCorp Assumed Warrant unless Common Shares issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the NioCorp Assumed Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a NioCorp Assumed Warrant, the holder of such NioCorp Assumed Warrant will not be entitled to exercise such NioCorp Assumed Warrant and such NioCorp Assumed Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any NioCorp Assumed Warrant.

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The NioCorp Assumed Warrants, and the underlying Common Shares issuable upon the exercise thereof, were registered under the Securities Act pursuant to the Company’s registration statement on Form S-4, originally filed on November 7, 2022, as subsequently amended, which was declared effective by the SEC on February 8, 2023. The ongoing offering of the Common Shares underlying the NioCorp Assumed Warrants is being registered pursuant to the Company’s registration statement of which this prospectus is a part.

The Company will have the right to call the public NioCorp Assumed Warrants for redemption at any time following the Closing Date:

●	in whole and not in part;
●	at a price of $0.01 per NioCorp Assumed Warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public NioCorp Assumed Warrant holder;
●	if, and only if, the reported last sale price of the Common Shares equals or exceeds approximately $16.10 per share (subject to certain adjustments) for any 20 trading days within a 30-trading day period commencing once the NioCorp Assumed Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the public NioCorp Assumed Warrant holders; and
●	if there is an effective registration statement covering the Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.

The NioCorp Assumed Warrants issued to the Sponsor are not redeemable by the Company for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates or other permitted transferees. In addition, the Company may not exercise its redemption right if the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the public NioCorp Assumed Warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise its public NioCorp Assumed Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public NioCorp Assumed Warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of NioCorp Assumed Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Common Shares issuable upon the exercise of the NioCorp Assumed Warrants. If the Company takes advantage of this option, all holders of public NioCorp Assumed Warrants would pay the exercise price by surrendering their NioCorp Assumed Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the public NioCorp Assumed Warrants, multiplied by the difference between the exercise price of the NioCorp Assumed Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public NioCorp Assumed Warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the NioCorp Assumed Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Shares to be issued and thereby lessen the dilutive effect of a redemption of the public NioCorp Assumed Warrants. If the Company calls the public NioCorp Assumed Warrants for redemption and does not take advantage of this option, the Sponsor, its members, and their respective affiliates and other permitted transferees would still be entitled to exercise their NioCorp Assumed Warrants for cash or on a cashless basis using the same formula described above that other NioCorp Assumed Warrant holders would have been required to use had all NioCorp Assumed Warrant holders been required to exercise their NioCorp Assumed Warrants on a cashless basis, as described in more detail below.

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A holder of a NioCorp Assumed Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such NioCorp Assumed Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the NioCorp Assumed Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

The NioCorp Assumed Warrants have certain anti-dilution and adjustments rights upon certain events.

The NioCorp Assumed Warrants may be exercised upon surrender of the certificate representing such NioCorp Assumed Warrants on or prior to the expiration date at the offices of the NioCorp Assumed Warrant Agent, with the exercise form on the reverse side of such certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the NioCorp Assumed Warrant Agent or by wire transfer, for the number of NioCorp Assumed Warrants being exercised. The NioCorp Assumed Warrant holders will not have the rights or privileges of holders of Common Shares or any attendant voting rights until they exercise their NioCorp Assumed Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants, each holder will be entitled to one (1) vote for each Common Share held of record on all matters to be voted on by NioCorp shareholders.

If, upon exercise of the NioCorp Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the NioCorp Assumed Warrant holder.

The NioCorp Assumed Warrants were issued in registered form under the NioCorp Assumed Warrant Agreement. The NioCorp Assumed Warrant Agreement may be amended by the parties thereto without the consent of any registered holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any mistake, or adding or changing any other provisions with respect to matters or questions arising under NioCorp Assumed Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders of the NioCorp Assumed Warrants, and (ii) to provide for the delivery of such kind and amount of Common Shares or other securities or property (including cash) receivable upon a reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of NioCorp Assumed Warrants would have received if such holder had exercised his, her or its NioCorp Assumed Warrants immediately prior to such event. All other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period, shall require the vote or written consent of the registered holders of a majority of the then outstanding public NioCorp Assumed Warrants. Any amendment solely to the NioCorp Assumed Warrants issued to the Sponsor and that are held by the Sponsor, its members, or their respective affiliates or other permitted transferees, shall require the vote or written consent of a majority of the holders of the then outstanding NioCorp Assumed Warrants issued to the Sponsor.

Convertible Debentures

On January 26, 2023, NioCorp entered into the Yorkville Convertible Debt Financing Agreement with YA. Pursuant to the Yorkville Convertible Debt Financing Agreement, YA advanced a total amount of $15,360,000 to NioCorp in consideration of the issuance by NioCorp to YA of $16,000,000 aggregate principal amount of Convertible Debentures at the time of Closing (the “Debenture Closing”). As of August 21, 2023, there was $10,000,000 aggregate principal amount of the Convertible Debentures outstanding.

Each Convertible Debenture issued under the Yorkville Convertible Debt Financing Agreement is an unsecured obligation of NioCorp, matures on September 17, 2024, which maturity may be extended for one six-month period in certain circumstances at the option of NioCorp, and incurs a simple interest rate obligation of 5.0% per annum (which will increase to 15.0% per annum upon the occurrence of an event of default). The outstanding principal amount of, accrued and unpaid interest, if any, on, and premium, if any, on the Convertible Debentures must be paid by NioCorp in cash when the same becomes due and payable under the terms of the Convertible Debentures at their stated maturity, upon their redemption or otherwise.

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Subject to certain limitations contained within the Yorkville Convertible Debt Financing Agreement and the Convertible Debentures, including those as described below, holders of the Convertible Debentures will be entitled to convert the principal amount of, and accrued and unpaid interest, if any, on each Convertible Debenture, in whole or in part, from time to time over their term, into a number of Common Shares equal to the quotient of the principal amount and accrued and unpaid interest, if any, being converted divided by the Conversion Price. The “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the greater of (i) 90% of the average of the daily U.S. dollar volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately preceding the date on which the holder exercises its conversion right in accordance with the requirements of the Yorkville Convertible Debt Financing Agreement (the “Conversion Date”) or other date of determination, but not lower than the Floor Price (as defined below), and (ii) the five-day volume-weighted average price of the Common Shares on the TSX (or on the principal U.S. market if the majority of the trading volume and value of the Common Shares occurred on Nasdaq during the relevant period) for the five consecutive trading days immediately prior to the Conversion Date or other date of determination less the maximum applicable discount allowed by the TSX. The “Floor Price” means a price of $2.1435 per share, which is equal to the lesser of (a) 30% of the average of the daily volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately preceding the Debenture Closing and (b) 30% of the average of the volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately following the Debenture Closing, subject to certain adjustments to give effect to any stock dividend, stock split, reverse stock split, recapitalization or similar event.

The terms of the Convertible Debentures restrict the number of Convertible Debentures that may be converted during each calendar month by YA at a Conversion Price below a fixed price equal to approximately $8.9422 (i.e., the quotient of $10.00 divided by 1.11829212 (being the number of Common Shares that were exchanged for each share of GXII at the Closing, after giving effect to the Reverse Stock Split)), subject to adjustment to give effect to any stock dividend, stock split, reverse stock split, recapitalization or similar event. The Convertible Debentures are subject to customary anti-dilution adjustments.

The terms of the Convertible Debentures restrict the conversion of Convertible Debentures by YA if such a conversion would cause YA to exceed certain beneficial ownership thresholds in NioCorp or such a conversion would cause the aggregate number of Common Shares issued pursuant to the Yorkville Convertible Debt Financing Agreement to exceed the thresholds for issuance of Common Shares under the rules of the TSX and Nasdaq, unless prior shareholder approval is obtained.

Financing Warrants

In conjunction with the Debenture Closing, NioCorp issued to YA Financing Warrants to purchase 1,789,267 Common Shares, which is equal to the quotient of the principal amount of Convertible Debentures issued in such Debenture Closing divided by the “Exercise Price,” which is equal to approximately $8.9422 (i.e., the quotient of $10.00 divided by 1.11829212 (being the number of Common Shares that were exchanged for each share of GXII at the Closing, after giving effect to the Reverse Stock Split)), in each case, subject to adjustment to give effect to any stock dividend, stock split, reverse stock split, recapitalization or similar event.

The Financing Warrants are exercisable, in whole or in part, but not in increments of less than $50,000 aggregate Exercise Price (unless the remaining aggregate Exercise Price is less than $50,000), beginning on May 4, 2023 and may be exercised at any time prior to their expiration. Holders of the Financing Warrants may exercise their Financing Warrants, at their election, by paying the Exercise Price in cash or, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying Common Shares, on a cashless exercise basis. On each of the first 12 monthly anniversaries of September 17, 2023, 1/12th of the Financing Warrants will expire.

The Financing Warrants have customary anti-dilution adjustments to be determined in accordance with the requirements of the applicable stock exchanges, including the TSX.

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The terms of the Financing Warrants restrict the exercise of Financing Warrants by YA if such an exercise would cause YA to exceed certain beneficial ownership thresholds in NioCorp or such an exercise would cause the aggregate number of Common Shares issued pursuant to the Yorkville Convertible Debt Financing Agreement to exceed the thresholds for issuance of Common Shares under the rules of the TSX and Nasdaq, unless prior shareholder approval is obtained.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to (i) the acquisition, ownership, and disposition of Common Shares, including Common Shares acquired upon exercise of a NioCorp Assumed Warrant and (ii) the exercise, disposition, and lapse of NioCorp Assumed Warrants. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder of such securities. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address any tax consequences to U.S. Holders arising from the U.S. federal alternative minimum tax or the Medicare tax on investment income, U.S. federal estate, gift and other non-income taxes, U.S. state and local taxes, or any non-U.S. tax. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax considerations relevant to the Common Shares and NioCorp Assumed Warrants.

No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax considerations relevant to the Common Shares and NioCorp Assumed Warrants.. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings and administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares or NioCorp Assumed Warrants that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
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U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares or NioCorp Assumed Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire Common Shares or NioCorp Assumed Warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares or NioCorp Assumed Warrants other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares or NioCorp Assumed Warrants in connection with carrying on a business in Canada; (d) persons whose Common Shares or NioCorp Assumed Warrants constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the tax considerations relevant to the Common Shares and NioCorp Assumed Warrants.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares or NioCorp Assumed Warrants, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participants). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations relevant to the Common Shares and NioCorp Assumed Warrants.

General Rules Applicable to the Exercise and Disposition of NioCorp Assumed Warrants

Exercise or Lapse of NioCorp Assumed Warrants

Except as discussed below with respect to the cashless exercise of a NioCorp Assumed Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Common Share on the exercise of a NioCorp Assumed Warrant for cash. A U.S. Holder’s tax basis in a Common Share received upon exercise of the NioCorp Assumed Warrant should be an amount equal to the sum of the U.S. Holder’s tax basis in the NioCorp Assumed Warrant exercised therefor and the exercise price. The U.S. Holder’s holding period for a Common Share received upon exercise of the NioCorp Assumed Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the NioCorp Assumed Warrant and will not include the period during which the U.S. Holder held the NioCorp Assumed Warrant. If a NioCorp Assumed Warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such NioCorp Assumed Warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the NioCorp Assumed Warrant. Deductions for capital losses are subject to significant limitations under the Code.

Under the terms of the NioCorp Assumed Warrant Agreement, a U.S. Holder may be permitted to undertake a cashless exercise of a NioCorp Assumed Warrant into Common Shares. The U.S. federal income tax treatment of a cashless exercise of NioCorp Assumed Warrants into Common Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a NioCorp Assumed Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of NioCorp Assumed Warrants, including whether taxable gain or loss is recognized in connection with such a cashless exercise.

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Dispositions of NioCorp Assumed Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of NioCorp Assumed Warrants in an amount equal to the difference between (i) the U.S. dollar value of cash received plus the fair market value of any property received and (ii) such U.S. Holder’s adjusted tax basis in such NioCorp Assumed Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of NioCorp Assumed Warrants generally will be capital gain or loss. A U.S. Holder’s tax basis in NioCorp Assumed Warrants generally will be determined initially by the holder’s U.S. dollar cost for the NioCorp Assumed Warrants (subject to any adjustments provided under the PFIC rules, described below). Subject again to the PFIC rules, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the NioCorp Assumed Warrants have been held for more than one year. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. If the Company is determined to be a PFIC, any gain realized on the NioCorp Assumed Warrants could be ordinary income under the rules discussed below.

Certain Adjustments to the NioCorp Assumed Warrants

The terms of each NioCorp Assumed Warrant provide for an adjustment to the number of Common Shares for which the NioCorp Assumed Warrant may be exercised or to the exercise price of the NioCorp Assumed Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a NioCorp Assumed Warrant would, however, be treated as receiving a constructive distribution from NioCorp if, for example, the adjustment increases the holder’s proportionate interest in NioCorp’s assets or earnings and profits (for instance, through an increase in the number of Common Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Common Shares which is taxable to the U.S. Holders of such shares as described under “General Rules Applicable to the Ownership and Disposition of Common Shares—Distributions on Common Shares” below. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such NioCorp Assumed Warrant received a cash distribution from NioCorp equal to the fair market value of such increased interest.

General Rules Applicable to the Ownership and Disposition of Common Shares

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current and accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated, first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares. However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and U.S. Holders may have to assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares by a corporate U.S. Holder (other than certain 10% corporate shareholders) generally will not be eligible for a “dividends received deduction.” Provided that (1) the Company is eligible for the benefits of the Canada-U.S. Tax Convention or (2) the Common Shares are readily tradable on a United States securities market (and certain holding period and other conditions are satisfied), dividends paid by the Company to non-corporate U.S. Holders , including individuals, will be eligible for the preferential tax rates applicable to long-term capital gains for dividends unless the Company is classified as a PFIC in the tax year of distribution or in the preceding tax year. See “—Passive Foreign Investment Company Rules—Risk of PFIC Status for the Company” below. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

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Sales or Other Taxable Dispositions of Common Shares

Upon the sale or other taxable disposition of Common Shares, subject to the potential application of the PFIC rules as described below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the U.S. dollar value of cash received plus the fair market value of any property received and (ii) such U.S. Holder’s adjusted tax basis in such Common Shares sold or otherwise disposed of. A U.S. Holder’s tax basis in Common Shares generally will be determined initially by the holder’s U.S. dollar cost for the Common Shares (subject to any adjustments provided under the PFIC rules, described below). Subject again to the PFIC rules, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares have been held for more than one year. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. If the Company is determined to be a PFIC, any gain realized on the Common Shares could be ordinary income under the rules discussed below.

Passive Foreign Investment Company Rules

Risk of PFIC Status for the Company

If the Company were to constitute a PFIC under the meaning of Section 1297 of the Code for any taxable year during a U.S. Holder’s holding period, then certain potentially adverse U.S. federal income tax rules may apply to a U.S. Holder of Common Shares or NioCorp Assumed Warrants. While this summary cannot describe all of the potentially adverse consequences that would result if the Company were treated as a PFIC for a relevant taxable year, certain material consequences and related considerations are described below.

The Company believes that it was classified as a PFIC during the tax years ended June 30, 2022 and 2021, and, based on the current composition of its income and assets, as well as current business plans and financial expectations, may meet the PFIC qualification tests for its current tax year or in future tax years. No opinion of legal counsel or ruling from the IRS concerning the PFIC status of the Company or any Subsidiary has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. In addition, even if the Company concluded that it or any Subsidiary did not qualify as a PFIC, the IRS could challenge any determination made by the Company (or any subsidiary of the Company) concerning its PFIC status in any taxable year, and a court could sustain such challenge. Accordingly, there can be no assurance that the Company or any Subsidiary will not be treated as a PFIC for any taxable year. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each subsidiary of the Company.

In any taxable year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. IRS Form 8621 is currently used for such filings. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally would be a PFIC for a taxable year if, for such year, (a) 75% or more of the gross income of the Company is passive income (the “PFIC income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

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Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s business is as an active producer, processor, merchant or handler of commodities, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is neither passive income nor income connected with a U.S. trade or business.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the indirect sale or disposition thereof. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received on the Common Shares and no redemptions or other dispositions of Common Shares or NioCorp Assumed Warrants are made.

Default PFIC Rules

If the Company is a PFIC for any tax year during which a U.S. Holder owns Common Shares or NioCorp Assumed Warrants, the U.S. federal income tax consequences to such U.S. Holder will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a “qualified electing fund” (“QEF”) under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares or NioCorp Assumed Warrants and (b) any “excess distribution” received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

If the Company is a PFIC, under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares or NioCorp Assumed Warrants (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Common Shares or deemed received with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Common Shares or NioCorp Assumed Warrants, as applicable. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution, or allocated to years before the entity became a PFIC, if any, would be taxed as ordinary income at the rates applicable for such year (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year. In addition, an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate

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this deemed PFIC status by making a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.

In addition to the rules described above applying to “excess distributions” and certain other dispositions of Common Shares or NioCorp Assumed Warrants, certain other adverse U.S. federal income tax rules may apply with respect to a U.S. Holder if the Company is a PFIC, including in some cases even if the U.S. Holder makes a QEF Election (as described below). Each U.S. Holder should consult its own tax advisors regarding the full tax consequences of potential PFIC status for the Company and each subsidiary of the Company.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as a NioCorp Assumed Warrant), such option, warrant or right is generally considered to be PFIC stock subject to the default rules of Section 1291 of the Code. This rule could adversely affect the availability of the QEF Election and Mark-to-Market Election with respect to Common Shares acquired on exercise of NioCorp Assumed Warrants. (See discussion under “QEF Election” and “Market-to-Market Election” below.) It is not entirely clear how various aspects of the PFIC rules would apply to the NioCorp Assumed Warrants, and U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to NioCorp Assumed Warrants and Common Shares acquired upon exercise of NioCorp Assumed Warrants.

QEF Election

If the Company is a PFIC, a U.S. Holder of Common Shares that makes a timely and effective QEF Election for the tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. A U.S. Holder that makes such a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share (based on its ownership of Common Shares) of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents (currently IRS Form 8621) at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely QEF Election for the first year in the U.S. Holder’s holding period in which the Company is a PFIC, the U.S. Holder may still be able to make an effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its Common Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

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A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as a NioCorp Assumed Warrant, if NioCorp is a PFIC), such option, warrant or right is generally considered to be PFIC stock subject to the default rules of Section 1291 of the Code on its disposition. However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. If a U.S. Holder of Common Shares makes a QEF Election, such election may not be treated as a timely QEF Election with respect to Common Shares subsequently acquired on the exercise of NioCorp Assumed Warrants, and the rules of Section 1291 of the Code discussed above may continue to apply with respect to such U.S. Holder’s previously owned Common Shares. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the NioCorp Assumed Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to NioCorp Assumed Warrants and Common Shares acquired upon exercise of NioCorp Assumed Warrants.

The Company will endeavor to provide U.S. Holders with the required information to allow U.S. Holders to make a QEF Election with respect to the Common Shares in the event that the Company determines it is treated as a PFIC for any taxable year. There can be no assurance, however, that the Company will timely provide such information for any particular year, or that the Company’s determination regarding its PFIC status will be upheld. U.S. Holders should consult their tax advisors to determine whether any of these QEF Elections will be available and if so, what the consequences of these elections would be in their particular circumstances.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not timely provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders may not be able to make a QEF Election for such entity and, unless they make the Mark-to-Market Election discussed in the next section, will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only with respect to Common Shares and only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that the foreign exchange meets certain trading volume and other requirements. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Company expects that the Common Shares will meet the definition of “marketable stock,” although there can be no assurance of this, especially as regards the required trading frequency.

If a U.S. Holder that makes a Mark-to-Market Election for any taxable year with respect to its Common Shares, it generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares for such taxable year. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to dispositions of, and certain distributions on, the Common Shares.

Any Mark-to-Market Election made by a U.S. Holder for Common Shares will also apply to such U.S. Holder’s Common Shares acquired upon exercise of NioCorp Assumed Warrants. As a result, if a Market-to-Market Election

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has been made by a U.S. Holder with respect to Common Shares, any Common Shares received on exercise of NioCorp Assumed Warrants will automatically be marked-to-market in the year of exercise. If the Company is a PFIC at the time a U.S. Holder acquires NioCorp Assumed Warrants, a U.S. Holder’s holding period for Common Shares received on exercise of such NioCorp Assumed Warrants will include the period during which such U.S. Holder has held the NioCorp Assumed Warrants. In these circumstances, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Common Shares acquired on exercise of the NioCorp Assumed Warrants after the beginning of such U.S. Holder’s holding period for such Common Shares, unless the Common Shares are acquired in the same tax year as the year in which the U.S. Holder acquired the corresponding NioCorp Assumed Warrants, and the tax regime and interest charge of Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which the Common Shares are received. However, the general mark-to-market rules will apply to subsequent tax years. A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Common Shares, over (b) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election will also generally adjust its tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. Upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (and such ordinary loss may be treated as capital or subject to limitations in certain cases).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the requirements for, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

AS THE PFIC RULES ARE COMPLEX AND UNCERTAIN, U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE POTENTIAL APPLICATION OF THE PFIC RULES TO THEM AND THEIR COMMON SHARES AND NIOCORP ASSUMED WARRANTS AND ANY RESULTANT TAX CONSEQUENCES.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares or NioCorp Assumed Warrants, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

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Foreign Tax Credit

Subject to the potential application of the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid on the Common Shares should be treated as foreign source for this purpose, and gains recognized on the sale of Common Shares by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Common Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Certain U.S. Holders may be subject to certain reporting obligations with respect to Common Shares and NioCorp Assumed Warrants if the aggregate value of these and certain other “specified foreign financial assets” exceeds an applicable dollar threshold. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if a U.S. Holder is required to make this disclosure and fails to do so. In addition, a U.S. Holder should consider the possible obligation to file online a FinCEN Form 114—Foreign Bank and Financial Accounts Report, as a result of holding Common Shares or NioCorp Assumed Warrants in certain accounts. Holders are urged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of Common Shares or NioCorp Assumed Warrants.

Dividend payments (including constructive dividends) with respect to Common Shares and proceeds from the sale, exchange or redemption of Common Shares or NioCorp Assumed Warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24%) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules may be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELEVANT OR APPLICABLE TO U.S. HOLDERS OF COMMON SHARES OR NIOCORP ASSUMED WARRANTS. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

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Certain Canadian federal Income Tax Considerations for U.S. Residents

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares and NioCorp Assumed Warrants.

Comment is restricted to holders of Common Shares and NioCorp Assumed Warrants each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States for tax purposes, (ii) is a “qualifying person” under and entitled to the benefits of the Convention, (iii) holds all Common Shares and NioCorp Assumed Warrants as capital property, (iv) holds no Common Shares nor NioCorp Assumed Warrants that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the holder, (v) deals at arm’s length with and is not affiliated with NioCorp, (vi) does not and is not deemed to use or hold any Common Shares or NioCorp Assumed Warrants in a business carried on in Canada, (vii) is not an insurer that carries on business in Canada and elsewhere, and (viii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act) (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares or NioCorp Assumed Warrants should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares or NioCorp Assumed Warrants.

Generally, a U.S. Resident Holder’s Common Shares or NioCorp Assumed Warrants will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares or NioCorp Assumed Warrants in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation), and does not hold the Common Shares or NioCorp Assumed Warrants in the course of carrying on a business.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof, and the current published administrative and assessing policies of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. This summary is not exhaustive of all possible Canadian federal income tax considerations. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

No gain or loss will be realized by a U.S. Resident Holder of a NioCorp Assumed Warrant upon the exercise of such NioCorp Assumed Warrant. When a NioCorp Assumed Warrant is exercised, the U.S. Resident Holder’s cost of the Common Share acquired thereby will be equal to the adjusted cost base of the NioCorp Assumed Warrant to such U.S. Resident Holder, plus the amount paid on the exercise of the NioCorp Assumed Warrant. The U.S. Resident Holder’s adjusted cost base of the Common Share so acquired will be determined by averaging the cost of the Common Share with the adjusted cost base to the U.S. Resident Holder of all Common Shares of NioCorp held as capital property immediately before the acquisition of the Common Share.

Generally, a U.S. Resident Holder’s Common Shares or NioCorp Assumed Warrants will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX and Nasdaq) unless both of the following conditions are concurrently met:

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(i)	at any time during the 60-month period that ends at the particular time, 25% or more of the issued shares of any class of the capital stock of NioCorp were owned by or belonged to one or any combination of
(A)	the U.S. Resident Holder,
(B)	persons with whom the U.S. Resident Holder did not deal at arm’s length, and
(C)	partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and
(ii)	at any time during the 60-month period that ends at the particular time, more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

Common Shares or NioCorp Assumed Warrants may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares or NioCorp Assumed Warrants generally should not thereby incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition.

A U.S. Resident Holder to whom NioCorp pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and NioCorp will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of NioCorp, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of NioCorp owned by an entity that is considered fiscally transparent under the laws of the United States and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

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PLAN OF DISTRIBUTION

We are registering the offer and sale of up to an aggregate of 17,519,864 Common Shares, which are issuable upon the exercise of 15,666,626 outstanding NioCorp Assumed Warrants. Subject to the terms of the NioCorp Assumed Warrants, shares of our Common Stock will be issued to the NioCorp Assumed Warrant holders that elect to exercise and provide payment of the exercise price (whether paid in cash or, if exercised on a cashless basis as permitted in certain circumstances in accordance with the terms of the NioCorp Assumed Warrants and the NioCorp Assumed Warrant Agreement, surrender of cash and/or Common Shares into which such NioCorp Assumed Warrants are exercisable). We do not know if or when any of the NioCorp Assumed Warrants will be exercised. We also do not know if or when any of the Common Shares acquired upon exercise of any NioCorp Assumed Warrants will subsequently be resold. We are not using an underwriter in connection with this offering.

We are also registering the resale by the Selling Shareholders from time to time, of up to an aggregate of 24,213,950 Common Shares and up to an aggregate of 5,666,667 NioCorp Assumed Warrants. We will not receive any of the proceeds from the sale of the Common Shares or NioCorp Assumed Warrants by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders will be the purchase price of the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus less any discounts and commissions borne by the Selling Shareholders. We are required to pay all fees and expenses incident to the registration of the Common Shares and the NioCorp Assumed Warrants to be offered and sold pursuant to this prospectus. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus.

The Common Shares and the NioCorp Assumed Warrants beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes donees, pledgees, transferees or other successors in interest selling Common Shares or NioCorp Common Shares being offered by the Selling Shareholders named in this prospectus and received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Shareholders may sell Common Shares or NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the Common Shares or NioCorp Assumed Warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of Nasdaq;
●	through trading plans entered into by the Selling Shareholders pursuant to Rule 10b5-1 under the Exchange Act in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their Common Shares or NioCorp Assumed Warrants on the basis of parameters described in such trading plans;
●	short sales;
●	distributions to employees, members, limited partners or stockholders of the Selling Shareholders;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
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●	by pledge to secure debts and other obligations;
●	delayed delivery arrangements;
●	to or through underwriters or broker-dealers;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any Common Shares and NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 or such other exemption rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may pledge Common Shares and NioCorp Assumed Warrants to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Common Shares and NioCorp Assumed Warrants pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.

In offering the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus, the Selling Shareholders and any broker-dealers who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Shares and the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We also have agreed to indemnify certain of the Selling Shareholders and certain other persons against certain liabilities in connection with the offering of Common Shares and NioCorp Assumed Warrants being offered by such Selling Shareholders hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Such Selling Shareholders have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by such Selling Shareholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for

51

liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Additionally, YA has represented to us that, during the period commencing as of the time that YA first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by the Yorkville Convertible Debt Financing Agreement and ending immediately prior to the execution of the Yorkville Convertible Debt Financing Agreement, YA has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with YA, engaged in any transactions in the securities of the Company (including, without limitation, any short sale involving the Company’s securities). YA has agreed that from and after the date of the Yorkville Convertible Debt Financing Agreement and ending when no Convertible Debentures remain outstanding, none of YA or any of its officers, or any entity managed or controlled by YA, shall, directly or indirectly, engage in any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) put equivalent position or any hedging transaction which establishes a net short position with respect to any securities of the Company (including the Common Shares), with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other such person or entity.

In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Common Shares or the NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of Common Shares or NioCorp Assumed Warrants being offered by the Selling Shareholders under this prospectus is made, if required, a prospectus supplement will be distributed that will set forth the number of Common Shares or NioCorp Assumed Warrants being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The Common Shares and the NioCorp Assumed Warrants being offered hereby will not be qualified for distribution by prospectus in any jurisdiction of Canada, and may not be offered for sale, sold, assigned or transferred in any jurisdiction of Canada except pursuant to a prospectus or exemption from the prospectus requirement under applicable securities laws in Canada. Neither we nor the Selling Shareholders shall offer or sell any Common Shares or NioCorp Assumed Warrants directly or indirectly to any person whom, to our knowledge or such Selling Shareholder’s knowledge, is resident or located in a jurisdiction of Canada or acquiring such Common Shares or NioCorp Assumed Warrants for the benefit of another person resident or located in a jurisdiction of Canada, or on any “marketplace” (as such term is defined in National Instrument 21-101 Marketplace Operation) in Canada.

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LEGAL MATTERS

The validity of the Common Shares offered by this prospectus will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, Canada. The validity of the NioCorp Assumed Warrants offered by certain of the Selling Shareholders under this prospectus will be passed upon for us by Jones Day.

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EXPERTS

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2022 and 2021 and for each of the three years in the period ended June 30, 2022, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.A.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding NioCorp Developments Ltd.’s ability to continue as a going concern.

The financial statements of GX Acquisition Corp. II as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of GX Acquisition Corp. II to continue as a going concern as described in Note 1 to GXII’s financial statements), and are incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part have been so incorporated in reliance on such report given upon such firm as experts in auditing and accounting.

The technical report summary for the Elk Creek Project prepared in accordance with subpart 1300 of Regulation S-K (the “S-K 1300 Elk Creek Technical Report Summary”), which is incorporated by reference in this prospectus, and the information summarized or quoted from the S-K 1300 Elk Creek Technical Report Summary included or incorporated by reference in this prospectus have been so included or incorporated by reference with the consent of the following qualified persons, as such term is defined in Item 1300 of Regulation S-K, who prepared the S-K 1300 Elk Creek Technical Report Summary and reviewed and approved such information summarized or quoted therefrom included or incorporated by reference in this prospectus: Dahrouge Geological Consulting USA Ltd.; Understood Mineral Resources Ltd.; Optimize Group; Tetra Tech; Adrian Brown Consultants Inc.; Metallurgy Concept Solutions; Magemi Mining Inc.; L3 Process Development; Olsson; A2GC; Scott Honan, M.Sc, SME-RM, NioCorp; Everett Bird, P.E., Cementation; Matt Hales, P.E., Cementation; Mahmood Khwaja, P.E., CDM Smith; Martin Lepage, P.Eng, Cementation; and Wynand Marx, M.Eng, BBE Consulting. A matrix of the sections of the S-K 1300 Elk Creek Technical Report Summary for which each qualified person is responsible is included in the S-K 1300 Elk Creek Technical Report Summary. Except for Scott Honan, none of the qualified persons is affiliated with NioCorp. Mr. Honan is the Chief Operating Officer of NioCorp.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby. None of the expenses listed below are to be borne by the selling shareholders named in the prospectus that forms a part of this registration statement. All amounts are estimates, except for the SEC registration fee:

	Amount to be paid
SEC registration fee	$14,393.63	*
Legal fees and expenses**	200,000.00
Accounting fees and expenses**	40,000.00
Printing expenses**	2,500.00
Total	$256,893.63

 * Previously paid.

** Except for the SEC registration fee, estimated solely for the purposes of this Item 13. Actual expenses may vary.

Item 14. Indemnification of Directors and Officers

The corporate laws of British Columbia allow NioCorp, and its corporate articles require it (subject to the provisions of the BCBCA noted below and the undertakings provided in Item 17 below), to indemnify its directors, former directors, alternate directors and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and NioCorp must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with NioCorp on the terms of the indemnity contained in NioCorp’s articles.

For the purposes of such an indemnification:

●	“associated corporation” means a corporation or entity referred to in paragraph (2) or (3) of the definition of “eligible party”:
●	“eligible party,” in relation to NioCorp, means an individual who:
(1)	is or was a director or officer of NioCorp;
(2)	is or was a director or officer of another corporation:
(i)	at a time when the corporation is or was an affiliate of NioCorp; or
(ii)	at the request of NioCorp; or
(3)	at the request of NioCorp, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity; and includes, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;
●	“eligible penalty,” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;
●	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a
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director or officer of, or holding or having held a position equivalent to that of a director or officer of, NioCorp or an associated corporation:

(1)	is or may be joined as a party; or
(2)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;
●	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and
●	“proceeding” includes any legal proceeding including a civil, criminal, quasi-criminal, administrative or regulatory action or proceeding; or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, NioCorp may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that NioCorp first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of NioCorp’s articles noted above, NioCorp must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, NioCorp was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, NioCorp is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of NioCorp or the associated corporation, as the case may be; or
●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of NioCorp or by or on behalf of an associated corporation, NioCorp must not do either of the following:

●	indemnify the eligible party under Section 160(a) of the BCBCA in respect of the proceeding; or
●	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the articles of NioCorp, on the application of NioCorp or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order NioCorp to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
●	order NioCorp to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
●	order the enforcement of, or any payment under, an agreement of indemnification entered into by NioCorp;
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●	order NioCorp to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or
●	make any other order the court considers appropriate.

Item 15. Recent Sales of Unregistered Securities

All shares and per share amounts below have been updated, where applicable, to give retroactive effect to the reverse stock split at a rate of 10-for-1 effectuated by Niocorp on March 17, 2023.

The following Common Shares were issued in reliance on Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), in connection with the voluntary conversion of a portion of the amount outstanding under a convertible security dated as of February 16, 2021, issued to Lind Global Asset Management III, LLC, an entity managed by The Lind Partners, a New York based asset management firm (“Lind III”), pursuant to NioCorp’s definitive convertible security funding agreement with Lind III dated February 16, 2021 (the “Lind III Convertible Security”) and based upon representations and warranties of Lind III in connection therewith.

Date	Conversion Amount	Shares Issued	Conversion Price/Share
July 27, 2022	$600,000	102,579	C$7.504
August 8, 2022	$250,000	43,128	C$7.496
September 7, 2022	$600,000	95,819	C$8.236
September 26, 2022	$200,000	30,734	C$8.845
November 22, 2022	$300,000	42,160	C$9.569

The following Common Shares were issued in reliance on Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of a portion of the amount outstanding under a convertible note in the principal amount of approximately $1,872,000 (the “Nordmin Note”) issued by the Company to the Nordmin Group of Companies (“Nordmin”) pursuant to a convertible note and warrant subscription agreement, dated as of December 18, 2020, between NioCorp and Nordmin and based upon representations and warranties of Nordmin in connection therewith.

Date	Conversion Amount	Shares Issued	Conversion Price/Share
October 21, 2021	$127,043	17,125	C$9.146
December 21, 2021	$171,621	17,184	C$12.925

The following Common Shares were issued in reliance on Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of a portion of the amount outstanding under the Lind III Convertible Security and based upon representations and warranties of Lind III in connection therewith.

Date	Conversion Amount	Shares Issued	Conversion Price/Share
June 25, 2021	$600,000	71,102	C$10.397
June 28, 2021	$500,000	59,117	C$10.396
June 29, 2021	$500,000	54,631	C$11.291
August 17, 2021	$600,000	69,737	C$10.818
June 22, 2022	$600,000	108,880	C$7.132

The following Common Shares were issued in reliance on Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of a portion of the amount outstanding under the Nordmin Note and based upon representations and warranties of Nordmin in connection therewith.

Date	Conversion Amount	Shares Issued	Conversion Price/Share
June 18, 2021	$250,000	26,753	C$11.532
July 19, 2021	$250,000	26,733	C$11.776
August 20, 2021	$250,000	26,691	C$11.981

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On March 16, 2021, the Company issued 97,692 Common Shares upon conversion of the remaining $750,000 of the Company’s convertible promissory notes. The Common Shares were issued pursuant to Section 3(a)(9) of the Securities Act.

The following Common Shares were issued in reliance on Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of the remaining amount outstanding under a convertible security issued by the Company to Lind Asset Management IV, an entity managed by The Lind Partners, a New York based asset management firm (“Lind IV”), pursuant to NioCorp’s definitive convertible security funding agreement with Lind IV dated June 27, 2018, under which Lind IV funded a total of $5.4 million, including upfront prepaid interest and based upon representations and warranties of Lind IV in connection therewith.

Date	Conversion Amount	Shares Issued	Conversion Price/Share
July 9, 2020	$33,333	6,429	C$7.0049

On December 18, 2020, the Company issued 83,655 Common Shares to Nordmin upon conversion of $450,000 in principal amount of the Nordmin Note at a conversion price of C$6.84 per share. The Nordmin Note, the Nordmin Warrants and such Common Shares were issued, among other exemptions, pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof based upon representations and warranties of Nordmin in connection therewith.

On October 14, 2020, the Company issued 6,769 Common Shares upon conversion of $50,000 of the Company’s convertible promissory notes. The Common Shares were issued pursuant to Section 3(a)(9) of the Securities Act.

During the quarter ended September 30, 2020, the Company issued Common Shares upon exercise of outstanding Warrants, as detailed in the table below. The Common Shares were issued pursuant to Section 4(a)(2) of the Securities Act.

Transaction Date	Warrant Issuance Date	Warrant Exercise Price	Warrants Exercised	Common Shares Issued
August 12, 2020	September 14, 2018	C$7.50	1,587	1,587
September 1, 2020	September 14, 2018	C$7.50	500	500
September 3, 2020	September 28, 2018	C$7.50	1,000	1,000
September 9, 2020	September 28, 2018	C$7.50	1,500	1,500

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index below, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules

All financial statement schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes thereto, which are incorporated by reference into the prospectus that forms a part of this registration statement.

EXHIBIT INDEX

Exhibit No	Description
2.1(1)**	Business Combination Agreement, dated as of September 25, 2022, by and among NioCorp Developments Ltd., Big Red Merger Sub Ltd, and GX Acquisition Corp. II
3.1(2)	Notice of Articles of NioCorp Developments Ltd., dated April 5, 2016
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3.2(2)	Articles of NioCorp Developments Ltd., as amended, effective as of January 27, 2015
3.3(3)	Amendment to Articles, effective March 17, 2023
4.1(1)	Sponsor Support Agreement, dated as of September 25, 2022, by and among GX Acquisition Corp. II, NioCorp Developments Ltd., GX Sponsor II LLC, in its capacity as a shareholder of GX Acquisition Corp. II, and certain other shareholders of GX Acquisition Corp. II
4.2(4)	Joinder to Sponsor Support Agreement, dated as of March 17, 2023, by and among NioCorp Developments Ltd. and each of the Holders party thereto
4.3(3)	Amended and Restated Registration Rights Agreement, dated as of March 17, 2023, by and among NioCorp Developments Ltd., GX Acquisition Corp. II
4.4(3)	Registration Rights Agreement Joinder, dated as of March 17, 2023, by and among NioCorp Developments Ltd. and each of the parties listed on Schedule A thereto
4.5(3)	Exchange Agreement, dated as of March 17, 2023, by and among NioCorp Developments Ltd., GX Acquisition Corp. II and GX Sponsor II LLC
4.6(4)	Joinder to Exchange Agreement, dated as of March 17, 2023, by and among NioCorp Developments Ltd., Elk Creek Resources Corp (f/k/a GX Acquisition Corp. II) and each of the Holders party thereto
4.7(5)	Warrant Agreement, dated March 17, 2021, by and between GX Acquisition Corp. II and Continental Stock Transfer & Trust Company
4.8(3)	Assignment, Assumption and Amendment Agreement, dated as of March 17, 2023, by and among GX Acquisition Corp. II, NioCorp Developments Ltd., Continental Stock Transfer & Trust Company, as the existing Warrant Agent, and Computershare Inc. and its affiliate Computershare Trust Company, N.A., as the successor Warrant Agent
4.9(3)	Form of Warrant (included in Exhibit 4.8)
4.10(6)	Convertible Security Funding Agreement, dated February 16, 2021, between the Company and Lind Global Asset Management III, LLC
4.11(6)	Form of Lind Warrant Certificate, in respect of Lind III Warrants
4.12(7)	Amendment #1 to Convertible Security Funding Agreement, dated December 2, 2021, between the Company and Lind Global Asset Management III, LLC
4.13(8)	Waiver and Consent Agreement, dated September 25, 2022, between NioCorp Developments Ltd. and Lind Global Asset Management III, LLC
4.14(9)	Form of Subscription Agreement in respect of units of the Company issued in June 2022
4.15(9)	Form of Warrants in respect of warrants issued in June 2022
4.16(10)	Non-Transferable Broker Warrant Certificate, dated June 30, 2022, in respect of non-transferable broker warrants issued to Research Capital Corporation

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4.17(10)	Non-Transferable Broker Warrant Certificate, dated June 30, 2022, in respect of non-transferable broker warrants issued to Red Cloud Securities, Inc.
4.18(11)	Securities Purchase Agreement, dated as of January 26, 2023, by and between NioCorp Developments Ltd. and each of the investors listed on the Schedule of Buyers attached thereto
4.19(12)	Amendment No. 1 to Securities Purchase Agreement, dated February 24, 2023, by and between NioCorp Developments Ltd. and YA II PN, Ltd.
4.20(12)	Form of Convertible Debenture (included in Exhibit 4.19)
4.21(11)	Form of Financing Warrants (included in Exhibit 4.18)
4.22(11)	Registration Rights Agreement, dated as of January 26, 2023, by and between NioCorp Developments Ltd. and YA II PN, Ltd.
5.1	Opinion of Blake, Cassels & Graydon LLP
5.2	Opinion of Jones Day
10.1(13)#	NioCorp Developments Ltd. Long Term Incentive Plan, effective as of November 9, 2017
10.2(2)#	Consulting Agreement, dated May 13, 2014, between the Company and KMSmith, LLC
10.3(14)#	Amendment to Contract, dated September 1, 2019, between the Company and KMSmith, LLC
10.4(14)#	Contract Assignment and Novation Agreement, dated as of August 31, 2020, among the Company, KMSmith, LLC and 76 Resources, Inc.
10.5(15)#	Contract Assignment and Novation Agreement, dated as of August 1, 2021, among the Company, 76 Resources, Inc. and 76 Resources, LLC
10.6#	Amendment to Contract, dated April 1, 2023, between the Company and 76 Resources, LLC
10.7(16)*	Offtake agreement, dated June 13, 2006, between the Company and CMC Cometals, a division of Commercial Metals Company
10.8(17)	Amendment No. 1 to Offtake Agreement, dated April 13, 2020, between the Company and Traxys North America LLC, as assignee
10.9(18)	Offtake agreement with ThyssenKrupp Metallurgical Products GmbH
10.10(14)*, **	Woltemath 003J Amended and Restated Option to Purchase, dated January 4, 2017, among ECRC and Victor L. and Juanita E. Woltemath
10.11(14)*, **	Woltemath 003J Extension to Option to Purchase, dated December 23, 2019, among ECRC and Victor L. and Juanita E. Woltemath

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10.12(19)	Security Agreement, dated June 17, 2015, from the Company to Mark Smith
10.13(20)#	NioCorp Developments Ltd. Long Term Incentive Plan, as amended
10.14(11)	Standby Equity Purchase Agreement, dated as of January 26, 2023, by and between NioCorp Developments Ltd. and YA II PN, Ltd.
10.15(3)#	Form of Director and Officer Indemnification Agreement
10.16(1)#	Employment Agreement, dated as of September 25, 2022, by and between Elk Creek Resources Corporation and Neal Shah
10.17(1)#	Employment Agreement, dated as of September 25, 2022, by and between Elk Creek Resources Corporation and Scott Honan
10.18(1)#	Employment Agreement, dated as of September 25, 2022, by and between Elk Creek Resources Corporation and Jim Sims
10.19(1)#	Form of Restrictive Covenant Agreement
21.1	Subsidiaries of NioCorp Developments Ltd.
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2	Consent of Jones Day (including in Exhibit 5.2)
23.3	Consent of BDO USA, P.A.
23.4	Consent of Marcum LLP
23.5(21)	Consent of Dahrouge Geological Consulting USA Ltd.
23.6(22)	Consent of Dahrouge Geological Consulting USA Ltd.
23.7(4)	Consent of Dahrouge Geological Consulting USA Ltd.
23.8(10)	Consent of Dahrouge Geological Consulting USA Ltd.
23.9(21)	Consent of Understood Mineral Resources Ltd.
23.10(22)	Consent of Understood Mineral Resources Ltd.
23.11(4)	Consent of Understood Mineral Resources Ltd.
23.12(10)	Consent of Understood Mineral Resources Ltd.
23.13(21)	Consent of Optimize Group Inc.
23.14(22)	Consent of Optimize Group Inc.
23.15(4)	Consent of Optimize Group Inc.

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23.16(10)	Consent of Optimize Group Inc.
23.17(21)	Consent of Tetra Tech
23.18(22)	Consent of Tetra Tech
23.19(4)	Consent of Tetra Tech
23.20(10)	Consent of Tetra Tech
23.21(21)	Consent of Adrian Brown Consultants Inc.
23.22(22)	Consent of Adrian Brown Consultants Inc.
23.23(4)	Consent of Adrian Brown Consultants Inc.
23.24(10)	Consent of Adrian Brown Consultants Inc.
23.25(21)	Consent of Magemi Mining Inc.
23.26(22)	Consent of Magemi Mining Inc.
23.27(4)	Consent of Magemi Mining Inc.
23.28(10)	Consent of Magemi Mining Inc.
23.29(21)	Consent of L3 Process Development
23.30(22)	Consent of L3 Process Development
23.31(4)	Consent of L3 Process Development
23.32(10)	Consent of L3 Process Development
23.33(21)	Consent of Olsson
23.34(22)	Consent of Olsson
23.35(4)	Consent of Olsson
23.36(10)	Consent of Olsson
23.37(21)	Consent of A2GC
23.38(22)	Consent of A2GC
23.39(4)	Consent of A2GC
23.40(10)	Consent of A2GC
23.41(21)	Consent of Metallurgy Concept Solutions
23.42(22)	Consent of Metallurgy Concept Solutions
23.43(4)	Consent of Metallurgy Concept Solutions
23.44(10)	Consent of Metallurgy Concept Solutions
23.45(21)	Consent of Scott Honan, M.Sc., SME-RM, NioCorp

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23.46(22)	Consent of Scott Honan, M.Sc., SME-RM, NioCorp
23.47(4)	Consent of Scott Honan, M.Sc., SME-RM, NioCorp
23.48(10)	Consent of Scott Honan, M.Sc., SME-RM, NioCorp
23.49(21)	Consent of Everett Bird, P.E., Cementation
23.50(22)	Consent of Everett Bird, P.E., Cementation
23.51(4)	Consent of Everett Bird, P.E., Cementation
23.52(10)	Consent of Everett Bird, P.E., Cementation
23.53(21)	Consent of Matt Hales, P.E., Cementation
23.54(22)	Consent of Matt Hales, P.E., Cementation
23.55(4)	Consent of Matt Hales, P.E., Cementation
23.56(10)	Consent of Matt Hales, P.E., Cementation
23.57(21)	Consent of Mahmood Khwaja, P.E., CDM Smith
23.58(22)	Consent of Mahmood Khwaja, P.E., CDM Smith
23.59(4)	Consent of Mahmood Khwaja, P.E., CDM Smith
23.60(10)	Consent of Mahmood Khwaja, P.E., CDM Smith
23.61(21)	Consent of Martin Lepage, P.Eng., Cementation
23.62(22)	Consent of Martin Lepage, P.Eng., Cementation
23.63(4)	Consent of Martin Lepage, P.Eng., Cementation
23.64(10)	Consent of Martin Lepage, P.Eng., Cementation
23.65(21)	Consent of Wynand Marx, M.Eng., BBE Consulting
23.66(22)	Consent of Wynand Marx, M.Eng., BBE Consulting
23.67(4)	Consent of Wynand Marx, M.Eng., BBE Consulting
23.68(10)	Consent of Wynand Marx, M.Eng., BBE Consulting
24.1	Power of Attorney, contained on signature page hereto
96.1(10)	S-K 1300 Elk Creek Technical Report Summary
107	Filing Fee Table

#	Management compensation plan, arrangement or agreement.
*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, which portions will be furnished to the Securities and Exchange Commission upon request.
**	Certain exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the Securities and Exchange Commission upon request.
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(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on September 29, 2022 and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Company’s Draft Registration Statement on Form S-1 (Registration No. 377-01354) submitted to the SEC on July 26, 2016 and incorporated herein by reference.

(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on March 17, 2023 and incorporated herein by reference.

(4)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-271268) filed with the SEC on April 14, 2023 and incorporated herein by reference.

(5)	Previously filed as an exhibit to Elk Creek Resources Corp.’s (f/k/a GX Acquisition Corp. II) Current Report on Form 8-K (File No. 001-40226) filed with the SEC on March 22, 2021 and incorporated herein by reference.

(6)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on February 17, 2021 and incorporated herein by reference.

(7)	Previously filed as an exhibit to the Company’s Current Report on Form 10-Q (File No. 000-55710) filed with the SEC on February 4, 2022 and incorporated herein by reference.

(8)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-4 (Registration No. 333-268227) filed with the SEC on November 7, 2022, and incorporated herein by reference.

(9)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on June 30, 2022 and incorporated herein by reference.

(10)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 6, 2022 and incorporated herein by reference.

(11)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on January 27, 2023 and incorporated herein by reference.

(12)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on February 24, 2023, and incorporated herein by reference.

(13)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on November 13, 2017 and incorporated herein by reference.

(14)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 16, 2020 and incorporated herein by reference.

(15)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 8, 2021 and incorporated herein by reference.

(16)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 333-213451) filed with the SEC on September 2, 2016 and incorporated herein by reference.

(17)	Previously filed as an exhibit to Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2022, filed with the SEC on October 31, 2022.

(18)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on August 29, 2017 and incorporated herein by reference.
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(19)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 333-217272) filed with the SEC on April 12, 2017 and incorporated herein by reference.

(20)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on November 6, 2020 and incorporated herein by reference.

(21)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-270541) filed with the SEC on March 15, 2023 and incorporated herein by reference.

(22)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-271266) filed with the SEC on April 14, 2023 and incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in
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the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on August 22, 2023.

NIOCORP DEVELOPMENTS LTD

By:	/s/ Mark A. Smith
Name:	Mark A. Smith
Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each of the directors and officers of the registrant whose signature appears below constitutes and appoints Mark A. Smith and Neal Shah, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign this registration statement and any or all amendments to said registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

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President, Chief Executive Officer (Principal
/s/ Mark A. Smith	Executive Officer and Authorized U.S. Representative)	August 22, 2023
Mark A. Smith	and Chairman of the Board of Directors

/s/ Neal Shah	Chief Financial Officer (Principal Financial and	August 22, 2023
Neal Shah	Accounting Officer)

/s/ Michael J. Morris	Director	August 22, 2023
Michael J. Morris

/s/ David C. Beling	Director	August 22, 2023
David C. Beling

/s/ Anna Castner Wightman	Director	August 22, 2023
Anna Castner Wightman

/s/ Nilsa Guerrero-Mahon	Director	August 22, 2023
Nilsa Guerrero-Mahon

/s/ Peter Oliver	Director	August 22, 2023
Peter Oliver

/s/ Dean C. Kehler	Director	August 22, 2023
Dean C. Kehler

/s/ Michael G. Maselli	Director	August 22, 2023
Michael G. Maselli

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